UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Foot Locker, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2007 ANNUAL MEETING
AND
PROXY STATEMENT

112 West 34th Street
New York, New York 10120

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 30, 2007
TIME:	9:00 A.M., local time
PLACE:	Foot Locker, Inc., 112 West 34th Street, New York, New York 10120
RECORD DATE:	Shareholders of record on April 5, 2007 can vote at this meeting.
ANNUAL REPORT:	Our 2006 annual report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.
ITEMS OF BUSINESS:	•	Elect three members to the Board of Directors to serve for three-year terms and elect one member to the Board of Directors to serve for a one-year term.
	•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year.
	•	Approve the Foot Locker 2007 Stock Incentive Plan.
	•	Transact such other business as may properly come before the meeting and at any adjournment or postponement.
PROXY VOTING:	YOUR VOTE IS IMPORTANT TO US. Please vote as soon as possible in one of these ways:
	•	Use the toll-free telephone number shown on your proxy card;
	•	Visit the web site listed on your proxy card to vote via the Internet;
	•	Complete and promptly return your proxy card in the enclosed postage-paid envelope; or
	•	Follow the instructions on your proxy materials if your shares are held in street name.
Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

GARY M. BAHLER Secretary

April 16, 2007

112 West 34th Street
New York, New York 10120

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials to you for the solicitation of proxies by the Board of Directors of Foot Locker, Inc. for the 2007 Annual Meeting of Shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on May 30, 2007 at 9:00 A.M. In this proxy statement we refer to Foot Locker, Inc. as “Foot Locker,” “the Company,” “we,” “our,” or “us.” We are also mailing to you a copy of the Company’s 2006 Form 10-K along with this proxy statement.

We intend to mail this proxy statement and the proxy card to shareholders beginning on or about April 17, 2007.

Who pays the cost of this proxy solicitation?

We will pay for the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials.

Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, fax, in person, or otherwise. We will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy material to the beneficial owners of Foot Locker’s Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under the rules of the Securities and Exchange Commission and The New York Stock Exchange. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses.

May I obtain an additional copy of the Form 10-K?

You may obtain an additional copy of our 2006 Form 10-K without charge by writing to our Investor Relations Department at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. It is also available free of charge through our corporate web site at www.footlocker-inc.com.

Is it possible to access the proxy statement and annual report on the Internet?

Our proxy statement and annual report are located on our corporate web site at www.footlocker-inc.com.

What is the record date for this meeting?

The record date for this meeting is April 5, 2007.

What constitutes a quorum for the Annual Meeting?

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket to attend the Annual Meeting. Attendance at the meeting will be limited to shareholders on April 5, 2007 (or their authorized representatives) having an admission ticket or evidence of their share ownership and guests of the Company. If you plan to attend the meeting, please check the box on your proxy card, and we will mail an admission ticket to you. You may also request an admission ticket if you are voting by telephone or Internet by responding to the appropriate prompts offered by those methods.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. If you do not have an admission ticket, you must show proof of your ownership of the Company’s Common Stock at the registration table at the door.

What are shareholders voting on at this meeting?

You are being asked to vote on the following items:

•	Proposal 1:	Election of three directors in Class I and one director in Class II;
•	Proposal 2:	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2007; and
•	Proposal 3:	Approval of the Foot Locker 2007 Stock Incentive Plan.

How does the Board of Directors recommend that I vote on the proposals?

The Board recommends that you vote “FOR” each of the three proposals being voted on at the meeting.

Could other matters be voted on at the Annual Meeting?

We do not know of any other business that will be presented at the 2007 annual meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Who may vote at the Annual Meeting?

The only voting securities of Foot Locker are our shares of Common Stock. Only shareholders of record on the books of the Company on April 5, 2007 are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 155,262,555 shares of Common Stock outstanding on April 5, 2007. The enclosed proxy card shows the number of shares of Common Stock registered in the name of each shareholder of record on this date.

What are the voting requirements to elect directors and to approve the other proposals?

Directors must be elected by a plurality of the votes cast by shareholders. (Please see our policy described on Page 6 regarding resignations by directors who do not receive more “for” votes than “withheld” votes.) The other two proposals being voted on at this meeting require the favorable vote of a majority of the votes cast by shareholders to be approved, provided that New York Stock Exchange Rules require also that at least a majority of outstanding shares vote with respect to the Foot Locker 2007 Stock Incentive Plan.

How will the votes be counted?

Votes will be counted and certified by representatives of our transfer agent, The Bank of New York, as inspectors of election. The inspectors of election are independent and are not employees of Foot Locker.

We do not count abstentions and broker non-votes, if any, in determining the votes cast for any proposal. Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for them.

Broker non-votes occur when brokers or other entities holding shares for an owner in street name do not receive voting instructions from the owner on non-routine matters and, consequently, have no discretion to vote on those matters. If a proposal is routine under the rules of the New York Stock Exchange, then the brokers or other entities may vote the shares held by them even though they have not received instructions from the owner.

The Company’s Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

Will my vote be confidential?

Our policy is to provide our shareholders with privacy in voting. All proxy cards, voting instructions, ballots and voting tabulations identifying shareholders are held permanently confidential from the Company, except:

• as necessary to meet any applicable legal requirements,

• when a shareholder requests disclosure or writes a comment on a proxy card,

• in a contested proxy solicitation, and

• to allow independent inspectors of election to tabulate and certify the vote.

How do I vote my shares?

You may vote using any of the following methods:

• Telephone

If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 30, 2007. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers that are printed in the shaded box on your proxy card. If you vote by telephone, you do NOT need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

• Internet

You can also choose to vote via the Internet. The web site for Internet voting is listed on your proxy card, and your individual control number to use for voting is printed in the shaded box on your card. Internet voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 30, 2007. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do NOT need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

• Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope that we have included with these materials.

• Ballot at the Annual Meeting

You may also vote by ballot at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the annual meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Can I change my mind after voting my shares?

You may revoke your proxy at any time before it is used by (i) submitting a written notice to the Company, (ii) delivering a valid proxy with a later date, (iii) providing a later dated vote by telephone or Internet, or (iv) voting by ballot at the Annual Meeting.

Are shares held in employee plans included on the proxy card?

If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan, the enclosed proxy card also shows the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for the trustees of the plans, who will vote the shares. The trustees will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by May 25, 2007.

What is “householding” and how does it affect me?

Foot Locker has adopted a procedure called “householding” for mailing the annual report and proxy statement that is intended to reduce our printing costs and postage fees. Under this procedure, shareholders of record who share the same address and same last name will receive only one copy of our annual report and proxy statement unless any of the shareholders at that address notifies us that they wish to continue receiving individual copies.

We will continue to mail a proxy card to each shareholder of record. The householding procedure will not in any way affect the mailing of dividend checks.

If you are a shareholder of record, you may call our transfer agent, The Bank of New York, at 1-866-857-2216, or write to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120 if you would prefer to receive multiple copies of the Company’s proxy statement and annual report. We will send additional copies to you promptly upon request. You may also contact the transfer agent or the Corporate Secretary and request householding if you are an eligible shareholder of record receiving multiple copies of the annual report and proxy statement.

Shareholders who hold their shares in street name through a broker, bank or other nominee, may request additional copies of the annual report and proxy statement or may request householding by notifying their broker, bank, or other nominee.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

Directors and Executive Officers

The following table shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and named executive officers as of April 5, 2007. The table also shows beneficial ownership by all directors, named executive officers, and executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after April 5, 2007 by the exercise of stock options.

Matthew D. Serra beneficially owned 1.03 percent of the total number of outstanding shares of Common Stock as of April 5, 2007. No other director, named executive officer, or executive officer beneficially owned one percent or more of the total number of outstanding shares as of that date.

Each person has sole voting and investment power with respect to the number of shares shown unless otherwise noted.

Amount and Nature of Beneficial Ownership

Name	Common Stock Beneficially Owned Excluding Stock Options(a)		Stock Options Exercisable Within 60 Days After 4/05/07	Deferred Stock Units Beneficially Owned(b)	Total Shares of Common Stock Beneficially Owned
Gary M. Bahler	116,492		230,001	—	346,493
Purdy Crawford	62,575	(c)	23,312	—	85,887
Nicholas DiPaolo	10,265	(d)	14,334	—	24,599
Alan D. Feldman	6,478		4,106	—	10,584
Philip H. Geier Jr.	31,254		23,312	—	54,566
Jarobin Gilbert Jr.	6,858		23,312	—	30,170
Ronald J. Halls	100,531		76,667	—	177,198
Robert W. McHugh	136,470		152,333	—	288,803
Matthew M. McKenna	2,029		2,079	—	4,108
Richard T. Mina	246,472	(e)	363,837	—	610,309
James E. Preston	52,080		23,312	—	75,392
David Y. Schwartz	12,275		23,312	6,862	42,449
Matthew D. Serra	583,079		1,009,999	—	1,593,078
Christopher A. Sinclair	17,701		23,312	—	41,013
Cheryl Nido Turpin	5,964		18,607	6,052	30,623
Dona D. Young	7,356		18,607	13,724	39,687
All 22 directors and executive officers as a group, including the named executive officers	1,680,495		2,683,940	26,638	4,391,073	(f)

(a)	This column includes shares held in the Company’s 401(k) Plan and unvested shares of restricted stock.

(b)

Reflects the number of deferred stock units credited as of April 5, 2007 to the account of the directors who elected to defer all or part of their annual retainer fee under the 2002 Directors Stock Plan. These units are payable solely in shares of the Company’s Common Stock following termination of service as a director. The deferred stock units do not have current voting or investment power.

(c)

50,520 shares are held by a private Canadian company of which Mr. Crawford is the sole director and officer. Mr. Crawford and a family trust are the shareholders of the private company, with Mr. Crawford holding voting control.

(d)	Includes 150 shares held by his spouse.

(e)	Does not include 30,000 shares of common stock transferred to wife under marital settlement agreement in which Mr. Mina disclaims beneficial ownership.

(f)	This figure represents approximately 2.83 percent of the shares of Common Stock outstanding at the close of business on April 5, 2007.

Persons Owning More Than Five Percent of the Company’s Stock

The following table provides information on shareholders who beneficially own more than five percent of our Common Stock according to reports filed with the Securities and Exchange Commission (“SEC”). To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company’s voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Lord, Abbett & Co. LLC	10,174,359(a	)	6.54%(a	)
90 Hudson Street
Jersey City, NJ 07302

(a)

Reflects shares beneficially owned as of December 29, 2006, according to Amendment No. 4 to Schedule 13G filed with the SEC. As reported in this schedule, Lord, Abbett & Co. LLC, an investment adviser, holds sole voting power with respect to 9,833,459 shares and sole dispositive power with respect to 10,174,359 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers file with the SEC and The New York Stock Exchange reports of ownership and changes in ownership of Foot Locker’s Common Stock. Based on our records and other information, we believe that during the 2006 fiscal year, the directors and executive officers complied with all applicable SEC filing requirements, with one exception. One late Form 4 was filed by Richard Mina to report his transfer on October 31, 2006 of 30,000 shares of Foot Locker stock and the economic interest in certain of his vested stock options to his wife under the terms of a marital settlement agreement.

CORPORATE GOVERNANCE INFORMATION

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Board expects periodically to review and may, if appropriate, revise the guidelines. The Corporate Governance Guidelines are available on the corporate governance section of the Company’s corporate web site at www.footlocker-inc.com. You may also obtain a printed copy of the guidelines by writing to the Corporate Secretary at the Company’s headquarters.

Policy on Voting for Directors

Our Corporate Governance Guidelines provide that if a nominee for director in an uncontested election receives more votes “withheld” from his or her election than votes “for” election (a “Majority Withheld Vote”), then the director must offer his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee will evaluate the resignation, weighing the best interests of the Company and its shareholders, and make a recommendation to the Board of Directors on the action to be taken. For example, the Nominating Committee may recommend (i) accepting the resignation, (ii) maintaining the director but addressing what the Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. When making its determination, the Nominating Committee will consider all factors that it deems relevant, including (i) any stated reasons why shareholders withheld votes from the director, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the

Board and to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable Securities and Exchange Commission or New York Stock Exchange requirements. We will promptly disclose the Board’s decision on whether or not to accept the director’s resignation, including, if applicable, the reasons for rejecting the offered resignation.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines. These guidelines cover the Board of Directors, the Chief Executive Officer, and Other Principal Officers, as follows:

•	Board of Directors. Each non-employee director must beneficially own shares of our Common Stock having a value of at least three times the annual retainer fee paid to the non-employee directors.

•	Chief Executive Officer. The CEO must beneficially own shares of our Common Stock having a value of at least four times his annual base salary.

•

Other Principal Officers. Other Principal Officers of the Company must beneficially own shares of our Common Stock having a value of at least two times their individual annual base salaries. The category of Other Principal Officers includes all corporate officers at the senior vice president level or higher and the chief executive officers of our operating divisions.

Shares of restricted stock, restricted stock units, and deferred stock units are counted towards beneficial ownership. Stock options are disregarded in calculating beneficial ownership.

The target date for full compliance with these guidelines is February 2011, which is five years after the effective date of these guidelines. Non-employee directors who are elected to the Board after February 2006, as well as employees who are elected or appointed after this date to positions covered by these guidelines, must be in compliance within five years after their initial election or appointment.

Committee Charters

The Board of Directors has adopted charters for the Audit Committee, the Compensation and Management Resources Committee, the Finance and Strategic Planning Committee, the Nominating and Corporate Governance Committee, and the Retirement Plan Committee. Copies of the charters for these committees are available on the corporate governance section of the Company’s corporate web site at www.footlocker-inc.com. You may also obtain printed copies of these charters by writing to the Corporate Secretary at the Company’s headquarters.

Director Independence

The Board believes that a significant majority of the members of the Board should be independent, as determined by the Board in accordance with the criteria established by The New York Stock Exchange. The Nominating Committee reviews, on an annual basis, any relationships between outside directors and the Company that may affect independence. Currently, one of the current 12 members of the Board of Directors serves as an officer of the Company, and the remaining 11 directors are independent under the criteria established by The New York Stock Exchange.

Presiding Director

The Board has designated the Chair of the Nominating Committee as the presiding director, who will preside at meetings of the independent and non-management directors.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of non-management directors. The Chair of the Nominating Committee presides at executive sessions of the independent and non- management directors. Jarobin Gilbert Jr. is the current Chair of this committee.

Board Members’ Attendance at Annual Meetings

Although we do not have a policy on our Board members’ attendance at annual shareholders’ meetings, we encourage each director to attend these important meetings. The annual meeting is normally scheduled on the same day as a Board of Directors’ meeting. In 2006, 11 out of the 12 directors who were then serving attended the annual shareholders’ meeting.

New Director Orientation

We have an orientation program for new directors that is intended to educate a new director on the Company and the Board’s practices. At the orientation, the newly elected director generally meets with the Company’s Chief Executive Officer, the Chief Financial Officer, the General Counsel and Secretary, as well as with other senior financial officers of the Company, to review the business operations, financial matters, investor relations, corporate governance policies, and the composition of the Board and its committees. Additionally, he or she has the opportunity to visit our stores at the Company’s New York headquarters, or elsewhere, with a senior division officer for an introduction to store operations.

Payment of Directors Fees in Stock

The non-employee directors receive one-half of their annual retainer fees, including committee chair retainer fees, in shares of the Company’s Common Stock, with the balance payable in cash. Directors may elect to receive up to 100 percent of their fees in stock.

Director Retirement

The Board has established a policy that directors resign from the Board at the annual meeting of shareholders following the director’s 72nd birthday. As part of the Nominating Committee’s regular evaluation of the Company’s directors and the overall needs of the Board, the Nominating Committee may ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. However, a director may not remain on the Board beyond the date of the annual meeting of shareholders following his or her 75th birthday.

The Board has established a policy that any director who experiences a change in his or her principal employment is required to advise the Chair of the Nominating Committee of this change. If requested, the director will submit a letter of resignation to the Chair of the Nominating Committee, and the Committee would then meet to consider whether to accept or reject the letter of resignation.

Communications with the Board of Directors

The Board has established a procedure for shareholders and other interested parties to send communications to the non-management members of the Board of Directors. Shareholders and other interested parties who wish to communicate directly with the non-management directors of the Company should send a letter to:

Board of Directors
c/o Secretary, Foot Locker, Inc.
112 West 34th Street
New York, NY 10120

The Secretary will promptly send a copy of the communication to the Chair of the Nominating Committee, who may direct the Secretary to send a copy of the communication to the other non- management directors and may determine whether a meeting of the non-management directors should be called to review the communication.

A copy of the Procedures for Communications with the Board of Directors is available on the Company’s corporate web site at www.footlocker-inc.com. You may obtain a printed copy of the procedures by writing to the Corporate Secretary at the Company’s headquarters.

Retention of Outside Advisors

The Board of Directors and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by the Audit Committee and report directly to the Audit Committee. In addition, the internal auditors are selected by the Audit Committee and are ultimately accountable to the Audit Committee. Similarly, consultants retained by the Compensation and Management Resources Committee to assist it in the evaluation of senior executives’ compensation report directly to that committee.

Code of Business Conduct

The Company has adopted a Code of Business Conduct for directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company’s corporate web site at www.footlocker-inc.com. You may obtain a printed copy of the Code of Business Conduct by writing to the Corporate Secretary at the Company’s headquarters.

Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. We intend to disclose promptly amendments to the Code of Business Conduct and any waivers of the Code for directors and executive officers on the corporate governance section of the Company’s corporate website at www.footlocker-inc.com.

BOARD OF DIRECTORS

Organization and Powers

The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Foot Locker, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of between 9 and 17 directors. The exact number of directors is determined from time to time by the entire Board. Our Board currently has 12 members. Purdy Crawford and Philip H. Geier Jr. will be retiring as directors at this annual meeting in accordance with the Board’s retirement policy. The Board has fixed the number of directors at 10 effective upon the retirement of Mr. Crawford and Mr. Geier at the conclusion of this annual meeting or any adjournment or postponement of the meeting.

There were six meetings of the Board of Directors during 2006. Each of our directors attended at least 75 percent of the meetings of the Board and committees on which they served in 2006.

Independence

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that the following directors are independent under the rules of The New York Stock Exchange because they have no material or immaterial relationship to the Company that would impair their independence.

Purdy Crawford	James E. Preston
Nicholas DiPaolo	David Y. Schwartz
Alan D. Feldman	Christopher A. Sinclair
Philip H. Geier Jr.	Cheryl Nido Turpin
Jarobin Gilbert Jr.	Dona D. Young
Matthew M. McKenna

In making its decisions on independence, the Board of Directors considered the following relationships between the Company and organizations with which members of our Board are affiliated:

•	Purdy Crawford is counsel to the Toronto law firm of Osler, Hoskin & Harcourt LLP (“OH&H”), a firm that has provided legal services to the Company. Mr. Crawford has advised the Company that, while OH&H provides him with an office and administrative support, the firm provided him with no remuneration in 2006. The Board has determined that Mr. Crawford is independent because he received no direct compensation from OH&H, he is not an employee, equity partner, or manager of OH&H, and he is not involved in the provision of services to the Company.

•

Philip H. Geier Jr. is Vice Chairman of the Board of Trustees of the charitable organization Save the Children. Foot Locker contributed approximately $155,000 to Save the Children in 2006 through the sale of certain merchandise in our stores. The Board has determined that this relationship is not material because Mr. Geier is not an executive officer of the organization, he received no benefit from our contributions and, further, he had no participation or involvement in soliciting or approving Foot Locker’s contributions to Save the Children.

•

Matthew M. McKenna is an executive officer of PepsiCo, Inc. Our direct-to-customers business had an internet marketing arrangement with a division of PepsiCo and a third party in 2006. We indirectly received from the PepsiCo division approximately $425,000 under this arrangement in 2006. The Board has determined that this relationship is immaterial and would not impair Mr. McKenna’s independence because the amount involved is not material to either company and the marketing arrangement was in the ordinary course of business.

•

David Y. Schwartz is a non-employee director of Walgreen Co. Walgreen sold Foot Locker gift cards at various Walgreen store locations in the United States in 2006, and we received approximately $759,000 from Walgreen through the sale of these gift cards. The Board has determined that this relationship is immaterial and would not impair Mr. Schwartz’s independence because Mr. Schwartz’s relationship with Walgreen is solely as a non-employee director and he has no other interest or involvement in the transaction.

•

Dona D. Young is a non-employee director of Wachovia Corporation. The Company has banking relationships with Wachovia Corporation, including Wachovia Corporation’s being a member of the bank group in the Company’s credit agreement, serving as the bank for certain depository and stores’ bank accounts, and participating in interest rate swaps and foreign exchange transactions. The Board has determined that this relationship is immaterial and would not impair Mrs. Young’s independence because Mrs. Young’s relationship with Wachovia Corporation is solely as a non-employee director of the Company, and she has no other interest or involvement in the Company’s transactions with the bank.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Matthew D. Serra is not independent because Mr. Serra is an executive officer of the Company.

The Board of Directors has determined that all members of the Audit Committee, the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee are independent as defined under the listing standards of The New York Stock Exchange.

Committees of the Board of Directors

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are six standing committees of the Board. Each director serves on at least one committee. The committee memberships, the number of meetings held during 2006, and the functions of the committees are described below.

Audit Committee	Compensation and Management Resources Committee	Finance and Strategic Planning Committee	Nominating and Corporate Governance Committee	Retirement Plan Committee	Executive Committee
P. Crawford*	J. Preston*	C. Sinclair*	J. Gilbert Jr.*	J. Gilbert Jr.*	M. Serra***
N. DiPaolo	P. Crawford	N. DiPaolo	J. Preston	N. DiPaolo	P. Crawford
J. Gilbert Jr.	P. Geier Jr.	A. Feldman	C. Turpin	R. McHugh**	J. Gilbert Jr.
M. McKenna	C. Sinclair	P. Geier Jr.	D. Young	L. Petrucci**	J. Preston
D. Schwartz	C. Turpin	D. Schwartz		M. Serra**	C. Sinclair
D. Young

*	Designates Committee Chair.

**	Executive officer of the Company.

***	Committee Chair and Executive Officer of the Company.

Audit Committee

The committee held 10 meetings in 2006. The Audit Committee has a charter, which is available on the corporate governance section of our corporate web site at www.footlocker-inc.com. The report of the Audit Committee appears on Page 46.

This committee appoints the independent accountants and the internal auditors and is responsible for approving the independent accountants’ and internal auditors’ compensation. This committee also assists the Board in fulfilling its oversight responsibilities in the following areas:

•	accounting policies and practices,

•	the integrity of the Company’s financial statements,

•	compliance with legal and regulatory requirements,

•	the qualifications, independence, and performance of the independent accountants, and

•	the qualifications and performance of the internal audit function.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that the Company has at least one audit committee financial expert, as defined under the rules of the Securities Exchange Act of 1934, serving on the Audit Committee. David Y. Schwartz has been designated as the audit committee financial expert. Mr. Schwartz is independent under the rules of The New York Stock Exchange and the Securities Exchange Act of 1934.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee (the “Compensation Committee”) held six meetings in 2006. The committee has a charter, which is available on the corporate governance section of the Company’s corporate web site at www.footlocker-inc.com.

The Compensation Committee determines all compensation for the Company’s executive management group, which consists of the executive officers and corporate officers, and determines significant elements of the compensation of the chief executive officers of our operating divisions. Decisions regarding equity compensation for other employees are also the Compensation Committee’s responsibility. Decisions regarding non-equity compensation of the Company’s other associates are made by the Company’s management.

The Compensation Committee also administers Foot Locker’s various compensation plans, including the incentive plans, the equity-based compensation plans, the employees stock purchase plan,

and the deferred compensation plan. Committee members are not eligible to participate in any of these plans. This committee also reviews and makes recommendations to the Board of Directors concerning executive development and succession, including for the position of Chief Executive Officer.

The Compensation Committee normally holds two meetings each year to review and approve the executive compensation program, the Chief Executive Officer’s compensation, annual salaries and bonuses for the executive management group and division CEOs, and to grant equity awards. In addition, at another meeting during the year, the committee reviews directors’ compensation and makes recommendations to the Nominating and Corporate Governance Committee concerning the form and amount of directors’ compensation. Additional meetings of the Compensation Committee may be called during the year as necessary.

The Compensation Committee has retained Mercer Human Resource Consulting as its consultant on executive compensation matters and, with regard to executive and director compensation, Mercer reports directly to the Compensation Committee. Mercer also advises the committee on non-employee director compensation matters, including payment levels and trends. In preparing its material for the committee, Mercer consults with the Company’s Chairman of the Board and Chief Executive Officer, Senior Vice President–Human Resources, Senior Vice President and General Counsel, and Vice President–Human Resources. Separately, the Company retains Mercer Human Resource Consulting for outsourcing services related to the administration of our U.S. and Canadian pension plans.

Compensation Committee meeting agendas are developed by the committee chair in consultation with the Chief Executive Officer and the Corporate Secretary. Committee members may suggest agenda items by communicating with one of these individuals. Agendas and related materials are circulated to Committee members prior to meetings. The committee chair regularly reports on the committee’s meetings to the full Board. The Company’s CEO, Senior Vice President and General Counsel, Senior Vice President–Human Resources, and Vice President–Human Resources generally attend all meetings of the committee.

The Compensation Committee has the authority to delegate authority and responsibilities as it considers appropriate. The committee has delegated to the Committee Chair the authority to approve stock option grants between meetings of the committee. This authority is limited to executives who are not subject to Section 16 of the Securities Exchange Act of 1934 and is further limited to individual option awards of 25,000 shares or less.

The Company’s Corporate Human Resources Department and the Corporate Secretary’s staff support the Compensation Committee in performing its duties.

Compensation Committee Interlocks and Insider Participation

Purdy Crawford, Philip H. Geier Jr., James E. Preston, Christopher Sinclair and Cheryl Nido Turpin served on the Compensation and Management Resources Committee during 2006. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Executive Committee

The Executive Committee did not meet in 2006. Except for certain matters reserved to the Board, this committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

Finance and Strategic Planning Committee

The Finance and Strategic Planning Committee held nine meetings in 2006. This committee reviews the overall strategic and financial plans of the Company, including capital expenditure plans, proposed debt or equity issues of the Company, and the Company’s capital structure. The committee also considers and makes recommendations to the Board of Directors concerning dividend payments and share repurchases, and reviews acquisition and divestiture proposals.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held three meetings in 2006. This committee has responsibility for overseeing corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to service and tenure of directors. The committee is responsible for collecting the names of potential nominees to the Board, reviewing the background and qualifications of potential candidates for Board membership, and making recommendations to the Board for the nomination and election of directors. The committee also reviews membership on the Board committees and makes recommendations on committee members and chairs. In addition, the committee reviews recommendations from the Compensation Committee and makes recommendations to the Board concerning the form and amount of directors’ compensation.

The Nominating and Corporate Governance Committee may establish criteria for candidates for Board membership. These criteria may include area of expertise, diversity of experience, independence, commitment to representing the long-term interests of the Company’s stakeholders, and other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise and experience among current directors. From time to time the committee may retain the services of a third party search firm to identify potential director candidates.

The committee will consider nominees to the Board of Directors recommended by shareholders that comply with the provisions of the Company’s By-Laws and relevant law, regulation, and stock exchange rules. The procedures for shareholders to follow to propose a potential director candidate are described on Page 53.

After a potential nominee is identified, the Committee Chair will review his or her biographical information and discuss with the other members of the committee whether to request additional information about the individual or to schedule a meeting with the potential candidate. The committee’s screening process for director candidates is the same regardless of the source who identified the potential candidate. The committee’s determination on whether to proceed with a formal evaluation of a potential candidate is based on the person’s experience and qualifications, as well as the current composition of the Board and its anticipated future needs.

Retirement Plan Committee

The Retirement Plan Committee held four meetings in 2006. This committee is responsible for supervising the investment of the assets of the Company’s United States retirement plans and appointing, reviewing the performance of and, if appropriate, replacing, the trustee of the Company’s pension trust and the investment manager responsible for managing the funds of the trust. The committee also has certain administrative responsibilities for our United States retirement plans.

RELATED PERSON TRANSACTIONS

Policies and Procedures

We individually inquire of each of our directors and executive officers about any transactions in which Foot Locker and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions in which Foot Locker and any of our directors, executive officers or their immediate family members are participants to determine, based on the facts and circumstances, whether the Company or the related persons have a direct or indirect material interest. The General Counsel’s office coordinates the related party review process. The Nominating and Corporate Governance Committee reviews any reported transactions involving directors and their immediate families in making its recommendation to the Board of Directors on the independence of the directors.

Related Person Transactions

Foot Locker and its subsidiaries have had transactions in the normal course of business with various other organizations, including certain organizations whose directors or officers are also directors of Foot Locker. However, the amounts involved in these transactions have not been material in relation to our business, and it is believed that these amounts have not been material in relation to the businesses of the other organizations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other organizations will continue in the future. Mr. Serra’s son-in-law is employed as a buyer in the Company’s Foot Locker division, and the Company provided compensation and benefits to him in 2006 of approximately $137,000.

DIRECTORS’ COMPENSATION AND BENEFITS

Non-employee directors are paid an annual retainer fee, meeting fees for attendance at each Board and committee meeting, and are granted an annual stock option award. Committee chairs are paid an additional retainer fee. We do not pay any additional compensation to any director who is also an employee of the Company for service on the Board or any committee. The Board of Directors approved an increase in the annual retainer and committee chair retainer fees, effective January 1, 2007. The increased fees were recommended by the Nominating and Corporate Governance Committee and are described below. The last increase in directors’ compensation was effective January 1, 2005.

• Annual Retainer. We pay the directors an annual retainer, which is payable one-half in cash and one-half in shares of our Common Stock, currently under the Foot Locker 2002 Directors Stock Plan. Directors may elect to receive up to 100 percent of their annual retainer, including committee chair retainer, in stock. We calculate the number of shares paid to the directors for their annual retainer by dividing the applicable retainer by the average price of a share of our stock on the last business day preceding the July 1 payment date. Since January 1, 2007, the annual retainer has been $100,000; prior to that date it was $80,000.

• Committee Chair Retainers. We pay the committee chairs an additional annual retainer of $10,000 ($20,000 for the Chair of the Audit Committee). Prior to January 1, 2007, these retainers were $7,500 and $10,000, respectively. The committee chair retainers are paid in the same form as the directors’ annual retainers. No additional annual retainer fee is paid to the chair of the Executive Committee.

• Meeting Fees. We pay a meeting fee of $1,500 for each Board and committee meeting attended.

• Stock Option Grants. Directors receive a stock option award on the first business day of each fiscal year. Directors who are initially elected to the Board after the first day of the fiscal year are granted a stock option on the date of the first Board meeting that the new director attends. In both cases, the number of options granted is calculated by dividing $50,000 by the average of the high and low prices of a share of the Company’s Common Stock on the date of grant. The per-share exercise price of each stock option granted may not be less than the fair market value of a share of Common Stock on the date of grant. Options fully vest one year following the date of grant. Vested options may be exercised for ten years from the date of grant; however, no option may be exercised more than one year following the termination of a person’s service as a director.

• Deferral Election. Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of deferred stock units or to have these amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainer fee in the form of deferred stock units. The interest account is a hypothetical investment account bearing interest at the rate of 120 percent of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of the Company’s Common Stock.

• Miscellaneous. Directors and their immediate families are eligible to receive the same discount on purchases of merchandise from our stores, catalogs and Internet sites that is available to Company employees. The Company reimburses non-employee directors for their reasonable expenses in attending meetings of the Board and committees, including their transportation expenses to and from meetings, hotel accommodations, and meals.

The amounts paid to each non-employee director for 2006, including amounts deferred under the Foot Locker 2002 Directors Stock Plan, and the options granted to each director are reported in the tables below.

DIRECTOR COMPENSATION

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
P. Crawford	31,506	89,994		11,401	N/A	N/A	-0-	132,901
N. DiPaolo	84,352	39,981		11,401	N/A	N/A	-0-	135,734
A. Feldman	19,513	79,987		11,401	N/A	N/A	-0-	110,901
P. Geier Jr.	63,352	39,981		11,401	N/A	N/A	-0-	114,734
J. Gilbert Jr.	79,763	47,487		11,401	N/A	4,054	-0-	142,705
M. McKenna	41,506	24,994		8,219	N/A	N/A	-0-	74,719
J. Preston	64,192	43,746		11,401	N/A	-0-	-0-	119,339
D. Schwartz	76,833	42,535	(4)	11,401	N/A	N/A	-0-	130,769
C. Sinclair	74,692	43,746		11,401	N/A	N/A	-0-	129,839
C. Turpin	37,833	62,144	(4)	11,401	N/A	N/A	-0-	111,378
D. Young	27,000	85,069	(4)	11,401	N/A	N/A	-0-	123,470

(1)

Reflects portion of 2006 annual retainer fees and committee chair retainer fees paid in shares of the Company’s common stock or deferred by the director. In 2006, the stock payment was made to each director on July 1 and valued, under the terms of the Directors Stock Plan, at the average of the high and low prices of a share of the Company’s common stock on June 30, which was $24.29. The grant date fair value of the payment under FAS 123R was $24.29 per share. Directors who deferred the stock portion of their annual retainer were credited with deferred stock units on the annual payment date valued at $24.29 per unit. The amounts in this column also include the compensation expense for dividend equivalents credited to three directors during the year on the quarterly dividend payment dates, valued at the average of the high and low prices of the Company’s common stock on the dividend payment dates, as follows: April 28, 2006 ($23.315), July 28, 2006 ($26.285), October 27, 2006 ($23.835), and February 2, 2007 ($22.81).

(2)

Represents the compensation expense recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of the stock options granted to the nonemployee directors in 2006. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to Note 22 to the Company’s financial statements in our 2006 Form 10-K. Each of the directors except for Mr. McKenna received a stock option grant on January 30, 2006 for 2,231 shares. Mr. McKenna received a stock option grant on May 24, 2006 for 2,079 shares following his initial election as a director. The grant date fair value of the January 30, 2006 stock option awards was $5.11, and the grant date fair value of the May 24, 2006 stock option award was $5.66. The grant date fair values were calculated under FAS 123R.

(3)

The following table lists the aggregate number of outstanding stock options held by the nonemployee directors on February 3, 2007, which was the last day of the 2006 fiscal year. The number includes both vested and unvested options.

Name	# of Outstanding Stock Options on 2/3/2007
P. Crawford	23,312
N. DiPaolo	14,334
A. Feldman	4,106
P. Geier Jr.	23,312
J. Gilbert Jr.	23,312
M. McKenna	2,079
J. Preston	23,312
D. Schwartz	23,312
C. Sinclair	23,312
C. Turpin	18,607
D. Young	18,607

(4)	Stock payment deferred under 2002 Foot Locker Directors Stock Plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan was frozen as of December 31, 1995. Consequently, only Jarobin Gilbert Jr. and James E. Preston are entitled to receive a benefit under this plan when their service as directors ends because they had completed at least five years of service as directors on December 31, 1995. Messrs. Gilbert and Preston will receive an annual retirement benefit of $24,000 for a period of 10 years after they leave the Board or until their death, if sooner.

Directors and Officers Indemnification and Insurance

We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising ACE American Insurance Co., St. Paul Mercury Insurance, RLI Insurance Co., Starr Excess, American Casualty Company of Reading, Pennsylvania (CNA), Allied World Assurance Company, Ltd., and XL Bermuda. These policies insure the Company and all of the Company’s wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from September 12, 2006 until September 12, 2007. The total annual premium for these policies, including fees, is $1,695,375. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Arch, St. Paul Mercury Insurance, American Casualty Company of Reading, Pennsylvania (CNA) and RLI Insurance Co., which have a total premium of $461,520 for the 12-month period ending September 12, 2007.

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 annual meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This is a discussion and analysis of our compensation program as it applies to the executive officers named in the summary compensation table on Page 25.

Objectives of our compensation program

The objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

What is our compensation program designed to reward and not reward?

We have designed our compensation program to align the financial interests of our executives, including the named executive officers, with those of our shareholders. For that reason, it is designed to reward the overall effort and contribution of our executives as measured by the Company’s performance in relation to targets established by our Compensation and Management Resources Committee (“Compensation Committee”), more than individual performance. Key concepts underlying our program are:

•	Executive compensation should be balanced between annual and long-term compensation and between cash and non-cash compensation (stock options and restricted stock).

•

The compensation program should reward both efforts to increase the Company’s share price and the achievement of performance factors that contribute to the Company’s long-term health and growth (even if not immediately translated into increases in share price).

•	A substantial portion of the compensation of our executives, whether paid out currently or on a long-term basis, should be dependent on the Company’s performance or the performance of its stock.

•	More-senior executives should have a greater portion of their compensation at risk, whether through performance-based bonus programs or through stock price appreciation.

Elements of compensation

The elements of compensation for the named executive officers are:

•	base salary

•	performance-based annual cash bonus

•	performance-based long-term bonus, payable in cash or stock

•	long-term equity-based compensation consisting of stock options and restricted stock

•	retirement and other benefits

•	perquisites

Why do we pay each element of compensation and how do we determine the amount for each element of compensation, or the formula that determines the amount?

We establish benchmarks for base salary and total compensation for each named executive officer, based upon a study conducted by Mercer Human Resources Consulting, a nationally recognized compensation consultant that, for executive compensation purposes, reports directly to our Compensation Committee. These benchmarks are based upon compensation for comparable positions at national retail companies with annual sales of $1 billion to $10 billion. The Compensation Committee, with the advice of Mercer, has determined that these companies are the appropriate peer group for executive compensation purposes based upon the nature of their business, their revenues, and the pool from which they recruit their executives. The 22 companies included in the study that the Compensation Committee reviewed in setting 2006 compensation for the named executive officers were:

Abercrombie & Fitch	American Eagle Outfitters Inc.
AnnTaylor Stores Corp.	Borders Group Inc.
Brown Shoe Company, Inc.	Charming Shops
Claires Stores Inc.	Dick’s Sporting Goods Inc.
Dillards Inc.	Dollar General Corp.
Family Dollar Stores	Finish Line Inc.
Genesco Inc.	Limited Brands Inc.
PayLess ShoeSource Inc.	RadioShack Corp.
Reebok International Limited	Ross Stores Inc.
Saks Inc.	Sports Authority Inc.
Talbots Inc.	Timberland Co.

The goal of the Compensation Committee is for the total compensation of each named executive officer to approximate the 75th percentile of comparable peer group compensation if the Company achieves its performance targets, with an opportunity to exceed that for outstanding performance, and with compensation falling closer to the median if the Company does not achieve its performance targets. The Compensation Committee established this goal based upon the Company’s size in relation to the other companies in the peer group and the relative complexity of our business, which includes multiple retail divisions, a direct-to-customer business, and a significant international business with operations in 20 countries.

Base Salaries

We pay base salaries to provide our named executive officers with current, regular compensation that is appropriate to their position, experience, and responsibilities. We benchmark base salaries for each named executive officer, other than the Chief Executive Officer, at approximately the 75th percentile of the peer companies included in the annual Mercer study, and the base salaries of the named executive officers, other than the Chief Executive Officer, approximate this benchmark. The Compensation Committee has benchmarked the Chief Executive Officer’s base salary at the 90th percentile of the peer companies in light of his experience, length of service, and other opportunities that are available to him in the retail sector.

Performance-based Annual Cash Bonus

We pay performance-based annual cash bonuses to our named executive officers under the Annual Incentive Compensation Plan (“Annual Bonus Plan”) in order to provide incentive for them to work toward the Company’s achievement of annual performance goals established by the Compensation Committee.

Target payments under the Annual Bonus Plan for named executive officers other than the Chief Executive Officer were set for 2006 at 50 percent of an executive’s base salary. Annual bonus amounts for the named executive officers other than the Chief Executive Officer may range from 12.5 percent of base salary if threshold performance is achieved to 87.5 percent of base salary if maximum performance is achieved. The Chief Executive Officer’s target payment is 125 percent of base salary, with a range from 31.25 percent of base salary at threshold to 200 percent at maximum. If the Company does not achieve threshold performance, as was the case in 2005, then no annual bonus is paid. Executives who do not receive a “meets expectations” rating or higher in their annual performance review are normally ineligible to receive an annual bonus payment for that year.

Our Annual Bonus Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or more performance measures from a list of nine factors that have been approved by our shareholders. For 2006, the Compensation Committee established a performance target under the Annual Bonus Plan based upon the achievement of a prescribed level of combined pre-tax income and return-on-invested-capital. The Company must achieve 90 percent of target performance before a threshold-level bonus is paid, and the maximum pay-out level is reached if performance reaches 120 percent of the target.

The performance target established by the Compensation Committee is based upon the business plan and budget reviewed and approved each year by the Finance and Strategic Planning Committee and the Board of Directors. In the past three years, the targets established under the Annual Bonus Plan have required year-over-year improvement in pre-tax income in the range of 12 percent to 24 percent and year-over-year improvement in return-on-invested-capital in the range of 4.1 percent to 4.3 percent for payment of the target pay-out.

We believe that these targets are reasonably demanding as evidenced by our pay-out history over the past five years. During that time, we have paid an annual bonus to corporate officers between threshold and target once and between target and maximum three times. In one year we did not pay our corporate officers an annual bonus because the threshold performance level was not achieved.

The payment under the Annual Bonus Plan for 2006 for the named executive officers other than Mr. Halls was at slightly above the threshold level (39.61 percent of base salary in the case of Mr. Serra and 15.84 percent in the case of Messrs. Mina, McHugh, and Bahler). This payment was based upon the Company’s pre-tax income and return-on-invested-capital performance in 2006 as compared to targets established by the Compensation Committee at the beginning of the year. As Mr. Halls served as President and Chief Executive Officer of our Champs Sports division for most of the year, he did not receive an annual bonus payment under the Annual Bonus Plan for 2006. He did receive a retention bonus of $250,000 for 2006.

Performance-Based Long-Term Bonus

We pay performance-based long-term bonuses to our named executive officers under our Long-Term Incentive Compensation Plan in order to provide incentive for them to work toward the Company’s achievement of performance goals established by the Compensation Committee for each three-year performance period. While long-term bonuses may be paid in either cash or stock, in recent years, including 2006, we have made these payments in cash.

For many years, target payments under the long-term bonus plan for senior corporate officers have been 90 percent of the rate of base salary payable in the first year of each three-year period. (For example, if an executive’s base salary was set at $500,000 at the time executive salaries are reviewed in the first year of the performance period, that executive’s target pay-out under the long-term plan would be $450,000.) The long-term bonus payments for any three-year performance period may range from 22.5 percent of first year base salary if threshold performance is achieved to 180 percent of first year base salary if maximum performance is achieved. If the Company does not achieve threshold performance, then no long-term bonus is paid.

Our Long-Term Incentive Compensation Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or both of consolidated net income or return-on- invested-capital, factors approved by our shareholders. In 2006, the Committee established a performance target for the 2006-2008 performance period under the long-term plan based upon return-on- invested capital. Off of the planned investment capital base, the Company must achieve 80 percent of target after-tax income before a threshold-level bonus is paid, and the maximum pay-out level is reached if after-tax income reaches 120 percent of target. It should be noted that the actual invested capital base will also fluctuate, and the final pay-out for the performance period will also depend upon the invested capital base achieved during the period.

These performance targets are based upon the business plan and budget for the three-year period reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. In recent years, the targets established under the Long-Term Plan have required that the Company achieve return-on-invested-capital of between 10.5 and 10.9 percent in the three-year performance period for payment of the target pay-out.

We believe that these targets are reasonably demanding as evidenced by our pay-out history over the last five years. During that time, which overall has been a period of relatively strong performance for the Company, we have paid long-term bonuses between threshold and target once, between target and maximum three times, and at maximum once.

The payment under the Long-Term Incentive Compensation Plan for the 2004-2006 performance period for all of the named executive officers was at slightly above the mid-point between threshold and target (63.6 percent of starting base salary for Messrs. Serra, Mina, and Bahler, who had a 90 percent target). This payment is based upon the Company’s return-on-invested-capital performance over the 2004-2006 performance period as compared to the target established by the Compensation Committee at the beginning of the period. Because Mr. McHugh was promoted during the performance period, the payment made to him was calculated on a blended basis, with a lower target percentage and a lower base salary applying to the period prior to his promotion. The payment made to Mr. Halls was calculated based upon the target percentage applicable to him in his position as President and Chief Executive Officer of the Champs Sports division, and was 35.3 percent of his base salary at the beginning of the performance period.

We do not have a formal policy with regard to the adjustment or recovery of bonus payments if it is determined, at a future date, that the relevant performance measures upon which the payments are based are restated or adjusted. We have not had this situation arise, and if it were to arise, we would expect to make an evaluation at that time based upon the circumstances and the role of each individual executive in the events that gave rise to the restatement or adjustment.

Under normal circumstances, the Compensation Committee has no discretion to increase annual or long-term bonus payments, which are formula-driven based upon Company performance, and our program for the named executive officers does not provide for discretionary adjustments based upon individual performance. The Compensation Committee has not adjusted, either upwards or downwards, any of the annual or long-term bonus payments to the named executive officers shown in the summary compensation table from pay-outs calculated based upon the applicable formula. The Committee has limited authority when determining bonus payments, consistent with Section 162(m) of the Internal Revenue Code, to disregard certain events that it determines to be unusual or non-recurring. When establishing the targets, the Committee normally specifies certain items that it considers to be unusual or non-recurring, and these events, if they occur, are automatically excluded when calculating payments. For example, in recent years targets have excluded the effect of acquisitions or dispositions.

Long-Term Equity-Based Awards

A. Stock Options

We make stock option awards to our named executive officers in order to strengthen the tie between an officer’s compensation opportunity and the shareholders’ interest in increasing the value of our common stock. The Compensation Committee’s Stock Option Plan Subcommittee, which is composed entirely of independent directors, makes annual stock option awards to the named executive officers. Stock option awards of the same size are normally made each year to executives holding comparable positions. The Subcommittee awards stock options with exercise prices equal to the fair market value of our stock on the date of grant. Under our current plans, fair market value is defined as the average of the high and low prices of our stock on the New York Stock Exchange on the grant date. Under the 2007 Stock Incentive Plan being submitted for shareholder approval at the 2007 annual meeting, fair market value is defined as the closing price on the grant date. The Subcommittee has not granted options with an exercise price of less than the fair market value on the grant date. Options normally vest at the rate of one-third of the total grant per year over the first three years of the ten-year option term. The Subcommittee does not normally consider an executive’s gains from prior stock awards in making new awards.

B. Restricted Stock Awards

We make restricted stock awards to our named executive officers in order to strengthen the tie between an officer’s compensation opportunity and the shareholders’ interest in increasing the value of our common stock, to provide our executives with an opportunity to increase their equity ownership, and to ensure the retention of key executives.

Restricted stock awards are made by the Stock Option Plan Subcommittee. In general, other than with regard to Mr. Serra and Mr. Mina, the Subcommittee has not made annual grants of restricted stock; rather, it has made grants from time to time to individually selected executives in order to recognize outstanding past performance, to recognize an executive’s expected ability to contribute to the Company’s performance in the future, or for retention. When making restricted stock awards for retention purposes, the Subcommittee considers an executive’s prior awards and their vesting schedule.

C. Stock Ownership Guidelines

We have adopted stock ownership guidelines for our directors and senior executives, including the named executive officers. These guidelines require that the Chief Executive Officer own shares having a value at least equal to four times his base salary and that the other named executive officers own shares having a value at least equal to two times base salary. In determining whether an executive meets the guidelines, we consider owned shares and restricted stock, but we do not consider stock options. As of the end of 2006, all of the named executive officers met these stock ownership guidelines. We do not permit our executive officers to take short or long positions in our shares; however, we do not otherwise have a formal policy with regard to executive officers hedging their economic interest in Company stock or options. To our knowledge, none of the named executive officers hedged their position in our shares or options during 2006, although some of the named executive officers may hold their shares in accounts that permit margin loans to the executive.

Retirement and Other Benefits

A. Retirement Plan and Excess Cash Balance Plan

All United States-based associates of the Company who meet the eligibility requirements are participants in the Foot Locker Retirement Plan. The Retirement Plan and the method of calculating benefits payable under it are described on Page 39. All of the named executive officers are participants in the Retirement Plan. The Internal Revenue Code limits the amount of compensation that may be taken into consideration in determining an individual’s retirement benefits. Therefore, those participants in the Retirement Plan, including the named executive officers, whose compensation exceeds the Internal Revenue Service limits are also participants in the Excess Cash Balance Plan, described on Page 39, which pays the difference between the amount a participant receives from the Retirement Plan and the amount the participant would have received were it not for the Internal Revenue Service limits.

B. 401(k) Plan

The Company maintains a 401(k) Plan for its eligible U.S. associates, and all of the named executive officers are participants in the 401(k) Plan. The Plan permits participants to contribute the lesser of 40 percent of eligible compensation or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The Company will match 25 percent of the first 4 percent of pay that is contributed to the 401(k) Plan, and the Summary Compensation Table on Page 25 includes, in All Other Compensation, the amount of the Company-match for each of the named executive officers. The Company match is made in shares of Company stock, valued on the last trading day of the plan year.

C. Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan, described on Page 40, for certain senior officers of the Company and other key employees, including the named executive officers. The Supplemental Plan is an unfunded plan administered by the Compensation Committee, which sets an annual targeted incentive award for each participant consisting of a percentage of salary and annual bonus based on the Company’s performance against target. Contributions may range from 4 percent to 12 percent of salary and annual bonus, depending on the Company’s performance against the established target, with an 8 percent contribution being made for target performance. The target established by the Compensation Committee under the Supplemental Plan is normally the same as the target performance under the annual bonus plan. Participant accounts accrue interest at the rate of 6 percent annually. Based upon the Company’s performance in 2006, a credit of 4.18 percent of 2006 base salary and annual bonus was made to the Supplemental Plan for each of the named executive officers. As of the end of 2006, the account balances of the named executive officers ranged from $27,916 for Mr. McHugh to $2,072,578 for Mr. Serra. Under the terms of the Supplemental Plan, executives are vested in their account balances based upon a combination of age and service, and of the named executive officers, Messrs. Serra, Mina, and Bahler are currently vested.

The Retirement Plan takes into account only base salary and annual bonus in determining pension benefits. Credits to our Supplemental Executive Retirement Plan are based only on base salary and annual bonus. Therefore, stock awards have no effect on the calculation of pension payments.

Perquisites

We also provide the named executive officers with certain perquisites, which the Compensation Committee believes are reasonable and consistent with its overall objective of attracting and retaining talented retail industry executives. The Company provides the named executive officers with an automobile allowance, financial planning, medical expense reimbursement, annual physical, supplemental long-term disability insurance, and life insurance. In addition, the Company provides Mr. Serra with a driver, and reimburses Mr. Halls for a limited amount of travel expenses of his spouse when she accompanies him on business trips. Given Mr. Halls’s responsibility for our international business and the amount of time he spends travelling outside the United States, we consider this to be a reasonable perquisite uniquely applicable to his situation and responsibilities.

How does each element of compensation fit into our overall compensation objectives? How does each element affect our decisions regarding other elements?

As stated at the beginning of this discussion and analysis, the objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

•

Base salaries fit into these compensation objectives by attracting and retaining talented retail company executives by paying them base salaries commensurate with their position, experience and responsibilities.

•	The performance-based annual and long-term cash bonus plans are designed to reward executives for enhancing the Company’s performance through the achievement of performance targets.

•

Long-term equity-based awards (stock options and restricted stock) are designed to reward executives for increasing our return to our shareholders through increases in our stock price, and restricted stock awards may, in addition, serve to help retain key executives.

Base salaries of named executive officers rarely change materially from year-to-year unless there has been a change in responsibility or other special factors apply. Annual and long-term bonus target payments, as a percentage of base salary, have been consistent based upon position during the prior three-year period. Mr. Serra’s target bonus payments were the subject of negotiation between him and the Company and are specified in his employment agreement. In determining total compensation, stock options are valued by the Committee’s outside compensation consultant using the Black-Scholes model. Restricted stock awards are valued based upon the share price at the time of grant.

Compensation Committee Procedure

The Compensation Committee held two scheduled meetings in 2006 for the purpose of considering executive compensation. At the first meeting held in February, the Committee reviewed a report from its outside compensation consultant on the Company’s executive compensation program, general executive compensation trends, trends in the retail industry, and specific background information on each senior management position. Based upon the material reviewed and the discussion of the Committee at this meeting, our Sr. Vice President—Human Resources working with our Chairman of the Board and Chief Executive Officer then prepared compensation recommendations to the Committee, covering all elements of compensation, for all corporate officers and heads of our operating divisions, other than the Chief Executive Officer himself. The Sr. Vice President—Human Resources and the Sr. Vice President and General Counsel then met with the Chair of the Compensation Committee to review these recommendations. Based upon input from the Chair of the Compensation Committee, the Human Resources Department then revised these recommendations, including a recommendation for compensation for the Chairman of the Board and Chief Executive Officer, and prepared material for review by the Compensation Committee.

The Compensation Committee and the Stock Option Plan Subcommittee then held a second regularly scheduled meeting in late March to consider these recommendations and set compensation for the Company’s executives. At this meeting, the Committee reviewed a tally sheet that set out all elements of proposed compensation for the Company’s senior executives, including the named executive officers. Except in the case of promotions or other unusual circumstances, the Stock Option Plan Subcommittee considers stock awards only at this meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year. It is also at this meeting that the Compensation Committee determined whether performance targets under the Annual Bonus Plan for the prior year and under the Long-Term Incentive Compensation Plan that ended in the prior year have been achieved; determined the amount of annual and long-term bonus pay-outs; adjusted base salaries for the upcoming year, and established targets under the Annual and Long- Term Plans for the upcoming year and three-year performance period. In 2006, the Compensation Committee requested additional analysis concerning performance targets under the Long-Term Plan for the 2006-2008 performance period, and subsequently approved those targets by written consent.

In 2006, the Subcommittee made all stock option and restricted stock awards to the named executive officers at its regularly scheduled meeting in March 2006, other than restricted stock and stock option awards made to Mr. Halls at the time of his promotion in October 2006. The Subcommittee has delegated authority to its Chair to approve stock option awards of up to 25,000 shares to any single individual other than a corporate officer. The Chair generally uses this authority to approve stock option grants made during the course of the year in connection with promotions or new hires. In 2006, the Chair used this authority to approve grants totaling 26,000 options to five executives, none of whom was a named executive officer. Those options are priced at fair market value on the date the Chair signs the approval. Neither the Subcommittee nor its Chair have delegated authority to management to make stock option or restricted stock awards.

The Compensation Committee directly retains Mercer Human Resources Consulting as its consultant on executive compensation matters. In addition to advising the Committee, Mercer also provides U.S. and Canadian pension administration services to the Company, and in 2006 fees paid to Mercer for advising the Committee represented approximately 13 percent of total fees paid to Mercer. In preparing its material for the Compensation Committee, Mercer consults with the Company’s Chairman of the Board and Chief Executive Officer, Sr. Vice President—Human Resources, Sr. Vice President and General Counsel, and Vice President—Human Resources.

Executive Employment Agreements

As more fully described on Pages 32 to 33, we have employment agreements with each of our named executive officers. Our employment agreements with the named executive officers provide for severance payments to the executive if we terminate the executive’s employment without cause or if we give the executive good reason to terminate employment. These payments to the named executive officers, calculated as if termination of employment occurred at the end of our last fiscal year, are set out in the tables on Pages 34 to 38.

The named executive officers other than Mr. Serra, whose arrangements are discussed in the next paragraph, receive an enhanced severance payment if the executive’s employment is terminated without cause or if the executive terminates employment for good reason within two years following a change in control. For an executive to receive the enhanced severance payment, two events must occur: first, employment must be terminated for one of the specified reasons, and second, this termination must occur within two years of a change-in-control. We believe that these provisions, which we have had in place for a number of years, provide appropriate protection to our executives, comparable to that available at peer companies, and, with regard to the enhanced severance following a change-in-control, protects us from losing key executives during a period when a change-in-control may be threatened or pending.

Mr. Serra’s employment agreement also provides for an enhanced severance payment if his employment is terminated without cause or if he terminates his employment for good reason within two years following a change-in-control. In addition, his agreement provides that, following a change-in-control, there is a 30-day period during which Mr. Serra may elect to terminate his employment and receive this enhanced severance payment. We believe that this payment mechanism, which has been in Mr. Serra’s employment agreement since he became our Chief Executive Officer, is comparable to that provided to many chief executive officers of public companies and benefits us, if a potential change-in-control were to arise, by allowing him to focus fully on the best interests of our Company and shareholders while a change-in-control is pending without being distracted by concerns about his personal situation.

Mr. Serra, Mr. Halls, and Mr. Mina have agreed in their employment contracts not to compete with the Company for two years following the termination of employment and not to hire Company employees during that same period. Mr. Bahler and Mr. McHugh have agreed to the same restriction for a one-year period. This restriction does not apply following a change-in-control.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, it is our position that compensation paid to executive officers should be fully deductible for U.S. tax purposes, and we have structured our bonus and option programs so that payments made under them are deductible. In certain instances, however, we believe that it is in our best interests, and that of our shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Internal Revenue Code in order to provide a compensation package consistent with our program and objectives. The portion of Mr. Serra’s base salary that exceeds $1,000,000, the value of restricted stock awards made to him, and potentially a portion of the value of restricted stock awards made to the other named executive officers, are not expected to be deductible.

Compensation Committee Report

The Compensation and Management Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

James E. Preston, Chair
Purdy Crawford
Philip H. Geier Jr.
Christopher A. Sinclair
Cheryl Nido Turpin

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compensation($)(7)	Total ($)
Matthew Serra	2006	1,500,000	- 0 -	1,637,369	679,752	1,547,582	225,627	82,573	5,672,903
Chairman, President and CEO
Robert McHugh	2006	500,000	- 0 -	480,033	146,012	272,839	34,550	23,447	1,456,881
Senior VP and CFO
Richard Mina	2006	837,500	- 0 -	1,342,247	365,167	609,418	127,945	49,453	3,331,730
President and CEO–Foot Locker, Inc., U.S.A.
Ronald Halls	2006	528,409	250,000	215,406	226,254	141,252	47,111	29,119	1,437,551
President and CEO–Foot Locker, Inc., International
Gary Bahler	2006	517,400	- 0 -	270,925	177,051	380,724	86,081	32,604	1,464,785
Senior VP, General Counsel and Secretary

(1)

Ronald Halls has served as President and Chief Executive Officer of Foot Locker, Inc.—International since October 9, 2006. Previously, he was President and Chief Executive Officer of the Company’s Champs Sports division.

(2)	Guaranteed retention bonus paid to executive for 2006.

(3)

This column represents the compensation expense recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of the restricted stock awards granted in 2006, as well as in prior years, in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments at the same rate as paid on our shares of Common Stock. For more information on the valuation of the restricted stock awards, please refer to Note 22 of the Company’s financial statements in our Form 10-K for the 2006 fiscal year, as filed with the SEC. The amounts shown in the table reflect the Company’s accounting expense for these awards and do not necessarily reflect the actual value that may be recognized by the named executives. During 2006, a total of 60,870 shares of restricted stock and restricted stock units were forfeited by executives other than the named executive officers because their employment terminated prior to the vesting dates of the awards.

(4)

This column represents the compensation expense recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executives in 2006, as well as in prior fiscal years, in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants covered in this table, please refer to Note 22 of the Company’s financial statements in our Form 10-K for the 2006 fiscal year as filed with the SEC. Please also refer to the Grants of Plan-Based Awards Table on Page 27 for information on the options granted in 2006. The amounts shown in the table reflect the Company’s accounting expense for these awards and do not necessarily reflect the actual value that may be recognized by the named executives.

(5)

This column includes payments made under the Annual Incentive Compensation Plan (“Annual Bonus Plan”) for the 2006 fiscal year and payments made under the Long-Term Incentive Compensation Plan (“Long-Term Bonus Plan”) for the three-year performance period of 2004-2006, as follows:

Name	Annual Bonus Plan Cash Payment for the 2006 Fiscal Year ($)	Long-Term Bonus Plan Cash Payment for the 2004-2006 Performance Period ($)
M. Serra	594,122	953,460
R. McHugh	79,216	193,623
R. Mina	132,688	476,730
R. Halls	- 0 -	141,252
G. Bahler	81,973	298,751

(6)

Amounts shown in column (h) represent the annual change in pension value from January 28, 2006 to February 3, 2007 for each named executive officer. Please see Page 41 for more information on 2006 pension benefits.

(7)

This column includes the perquisites shown in the table below. We valued these perquisites at the incremental cost to the Company of providing the personal benefits to the executives, which represents the actual cost attributable to providing these personal benefits. The amount shown in the table for Mr. Serra’s auto allowance includes the incremental cost to the Company of providing him with the personal use of a driver, who is a full time employee of the Company and who also performs other regular duties for the Company. The amounts shown in the table under the 401(k) Match column represent the dollar value of the Company’s matching contribution under the Foot Locker 401(k) Plan made to the named executive’s account in shares of Common Stock. The shares of stock for the 2006 matching contribution were valued at $21.85 per share.

Name	Auto Allowance	Financial Planning	Medical Expense Reimbursement	Supp. LTD Insurance Premiums	Employment Agreement Legal Fees	Spousal Travel Reimbursement	Tax Gross-Up on Spousal Travel	Universal Life Insurance Premium	Executive Physical	401(k) Match	Total
M. Serra	61,507	5,000	8,860	N/A	5,094	N/A	N/A	N/A	- 0 -	2,112	82,573
R. McHugh	10,513	7,292	2,452	N/A	N/A	N/A	N/A	N/A	1,078	2,112	23,447
R. Mina	30,000	5,000	5,000	2,641	N/A	N/A	N/A	3,622	1,078	2,112	49,453
R. Halls	18,644	- 0 -	5,000	N/A	N/A	2,137	1,226	N/A	- 0 -	2,112	29,119
G. Bahler	12,866	7,500	2,098	5,507	N/A	N/A	N/A	2,521	- 0 -	2,112	32,604

The following Grants of Plan-Based Awards table shows the awards made to the named executive officers in 2006 under the Annual Bonus Plan, the Long-Term Bonus Plan, and the restricted stock and stock option awards under the Company’s stock option and award plans.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			(i)	(j)	(k)	(l)	(m)
		(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on Date of Grant ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
M. Serra	03/22/06	468,750	1,875,000	3,000,000
	04/24/06	337,500	1,350,000	2,700,000
	03/22/06							56,500	100,000	23.92	23.95	1,987,770
R. McHugh	03/22/06	62,500	250,000	437,500
	04/24/06	112,500	450,000	900,000
R. Mina	03/22/06	106,250	425,000	743,750
	04/24/06	191,250	765,000	1,530,000
	03/22/06							50,000	50,000	23.92	23.95	1,514,146
R. Halls	03/22/06	66,051	264,205	462,358
	04/24/06	117,978	471,911	943,822
	03/22/06							20,000	30,000	23.92	23.95	669,287
	10/12/06							30,000	30,000	24.755	24.65	941,830
G. Bahler	03/22/06	65,625	262,500	459,375
	04/24/06	118,125	472,500	945,000
	03/22/06								25,000	23.92	23.95	159,073

(1)

Annual and Long-Term Bonus Awards

Amounts shown in the table under columns (c), (d), and (e) for awards granted on March 22, 2006 reflect the payment levels at threshold, target, and maximum performance for the 2006 fiscal year under the Company’s Annual Bonus Plan and reflect the potential amounts that would be paid at the end of the period if the applicable performance goals were achieved. The estimated bonus payouts under the Annual Bonus Plan are based on a percentage of the executive’s base salary. As the Company’s salary increases generally become effective on May 1 of each year, the amounts shown in the table above may be higher than the actual amount paid out because the amounts in the table reflect the executives’ base salaries as of May 1, 2006. For Mr. Serra, the threshold, target, and maximum amounts represent 31.25 percent, 125 percent, and 200 percent, respectively, of his annual base salary. For Messrs. McHugh, Mina, Halls, and Bahler, the threshold, target, and maximum amounts represent 12.5 percent, 50 percent, and 180 percent, respectively, of each executive’s annual base salary. Mr. Halls was promoted during 2006 and, therefore, the amounts shown in the table reflect his salary increase as a result of his promotion. Amounts actually paid to the named executives under this plan for 2006 are shown in Footnote 5 of the Summary Compensation Table.

Amounts shown in the table under columns (c), (d), and (e) for awards granted on April 24, 2006 reflect the estimated payment levels at threshold, target, and maximum performance for the three-year performance period of 2006-2008 under the Company’s Long-Term Bonus Plan and reflect the potential amounts that would be paid at the end of the performance period if the applicable performance goals are achieved. For each executive other than Mr. Halls, the amounts shown under threshold, target, and maximum represent 22.5 percent, 90 percent, and 180 percent, respectively, of each executive’s annual base salary as of May 1 in the first year of the performance period. Mr. Halls was promoted during 2006 and, therefore, the amounts shown in the table are pro-rated to reflect the increase in his salary after the start of the performance period. No amounts are paid to the executives under the Long-Term Bonus Plan unless the performance goals for the three-year performance period are achieved.

(2)

Restricted Stock Awards

Amounts shown in the table under column (i) represent the number of shares of restricted stock awarded to the executive on the grant date. Mr. Serra’s restricted stock was granted under the 2003 Stock Option and Award Plan, and the restricted stock awards for Mr. Mina and Mr. Halls were granted under the 1998 Stock Option and Award Plan. The shares of restricted stock granted to Mr. Serra on March 22, 2006 vest in three installments on March 15, 2007, March 15, 2008 and March 15, 2009; the shares awarded on this date to the other executives vest on March 15, 2009; the shares of restricted stock granted to Mr. Halls on October 12, 2006 vest on October 12, 2009; provided, in each case, that the executives remain employed by the Company from the date of grant through the applicable vesting dates of the awards. The executives have the right to receive all regular cash dividends payable after the date of grant to all record holders of our Common Stock. The grant date fair value of the restricted stock awards shown in column (m) includes expected dividend payments on the shares.

Mr. Serra’s 2006 Employment Agreement, which is described on Page 32, amended the vesting schedule of his 2006 restricted stock award to eliminate the provision for accelerated vesting of certain portions of the award if Mr. Serra retired on or after February 2, 2008. As amended, accelerated vesting will occur only if, on or after February 2, 2008, Mr. Serra retires from the Company during a period that meets the definition of a short-term disability period.

(3)

Stock Option Grants

The amounts set forth in column (j) reflect the number of stock options granted on the grant dates under the Company’s stock option and award plans. Mr. Serra’s stock option award was granted under the 2003 Stock Option and Award Plan, and the stock options for the other executives were granted under the 1998 Stock Option and Award Plan. The exercise price reflected in column (k) is equal to the fair market value of a share of the Company’s Common Stock on the grant date, and is calculated under the terms of the applicable option and award plan by averaging the high and low prices of a share of our Common Stock on the grant date. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted in 2006 become exercisable in three installments, beginning on the first annual anniversary of the date of grant, and vested options may be exercised for ten years following the date of grant, unless the option is cancelled or exercised sooner than this. If the executive retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable, plus those options that would have become exercisable on the next succeeding anniversary of the grant date, will remain (or become) exercisable as of that date. Moreover, upon the occurrence of a “Change in Control,” all outstanding options will become immediately exercisable as of that date. In general, options may remain exercisable for up to three years following a plan participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

(4)

As stated in Note 3 above, the exercise price reflected in column (k) is equal to the fair market value of a share of the Company’s Common Stock on the grant date, and is calculated under the terms of the applicable option and award plan by averaging the high and low prices of a share of our Common Stock on the grant date. The price stated in column (l) is the closing price of a share of the Company’s stock on the date of grant.

(5)

Grant Date Fair Value

The amounts shown in column (m) reflect the grant date fair value of the full restricted stock and stock option awards granted in 2006, calculated in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments on shares of restricted stock at the same rate as paid on our shares of Common Stock. For option awards, that number is calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for the options granted in 2006 to the named executives excluding Mr. Halls was $6.36. The Black-Scholes weighted average value of the two options granted to Mr. Halls in 2006 was $6.50. For information on the valuation assumptions with respect to the 2006 grants, please refer to Note 22 of the Company’s financial statements in our Form 10-K for the 2006 fiscal year as filed with the SEC.

For restricted stock awards, the fair value is calculated by multiplying the average of the high and low prices of our Common Stock on The New York Stock Exchange on the award date by the number of shares granted. The average of the high and low prices of our Common Stock on the dates of grant are shown in column (k) of the table.

Salary. The annual base salaries paid to our named executives in 2006 are set forth in the Summary Compensation Table. For 2006, their salaries represented the following percentages of their total compensation: Mr. Serra (26.4%), Mr. McHugh (34.3%,) Mr. Mina (25.1%), Mr. Halls (36.8%), and Mr. Bahler (35.3%). Information on the named executives’ employment agreements appears beginning on Page 32.

The following table shows the number of outstanding stock options—both vested and unvested—and the number of unvested shares of restricted stock held by the named executives at the end of the 2006 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	Option Awards					Stock Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
M. Serra	500,000	0	–	11.905	02/12/2011	53,833	1,219,856	–	–
	200,000	0	–	16.02	04/18/2012	35,000	793,100	–	–
	100,000	0	–	16.19	09/11/2013	18,833	426,756	–	–
	66,666	33,334	–	25.365	02/18/2014	18,834	426,778	–	–
	38,332	76,668	–	27.01	02/09/2015	–	–	–	–
	0	100,000	–	23.92	03/22/2016	–	–	–	–
R. McHugh	10,000	0	–	20.1563	11/12/2007	30,000	679,800	–	–
	10,000	0	–	25.2813	04/08/2008	30,000	679,800	–	–
	5,000	0	–	4.5313	02/10/2009	–	–	–	–
	4,000	0	–	7.1875	01/03/2010	–	–	–	–
	20,000	0	–	11.3125	04/12/2010	–	–	–	–
	20,000	0	–	12.985	04/11/2011	–	–	–	–
	20,000	0	–	16.02	04/18/2012	–	–	–	–
	20,000	0	–	10.245	04/16/2013	–	–	–	–
	13,333	6,667	–	25.385	04/01/2014	–	–	–	–
	6,666	13,334	–	28.155	03/23/2015	–	–	–	–
	10,000	20,000	–	21.48	11/21/2015	–	–	–	–
R. Mina	12,000(4)	0	–	22.1875	04/09/2007	75,000	1,699,500	–	–
	12,000	0	–	25.2813	04/08/2008	40,000	906,400	–	–
	21,838(4)	0	–	11.3125	04/12/2010	50,000	1,133,000	–	–
	50,000(4)	0	–	12.985	04/11/2011	–	–	–	–
	50,000(4)	0	–	16.02	04/18/2012	–	–	–	–
	100,000(4)	0	–	10.065	02/03/2013	–	–	–	–
	53,333	26,667	–	25.385	04/01/2014	–	–	–	–
	16,666	33,334	–	28.155	03/23/2015	–	–	–	–
	0	50,000	–	23.92	03/22/2016	–	–	–	–
R. Halls	10,000	0	–	16.02	04/18/2012	20,000	453,200	–	–
	16,667	0	–	10.065	02/02/2013	30,000	679,800	–	–
	13,333	6,667	–	25.385	04/01/2014	–	–	–	–
	10,000	20,000	–	28.155	03/23/2015	–	–	–	–
	0	30,000	–	23.92	03/22/2016	–	–	–	–
	0	30,000	–	24.755	10/12/2016	–	–	–	–
G. Bahler	25,000	0	–	22.1875	04/09/2007	30,000	679,800	–	–
	25,000	0	–	25.2813	04/08/2008	–	–	–	–
	20,002	0	–	11.3125	04/12/2010	–	–	–	–
	47,500	0	–	12.985	04/11/2011	–	–	–	–
	47,500	0	–	16.02	04/18/2012	–	–	–	–
	33,000	0	–	10.245	04/16/2013	–	–	–	–
	21,333	10,667	–	25.385	04/01/2014	–	–	–	–
	8,333	16,667	–	28.155	03/23/2015	–	–	–	–
	0	25,000	–	23.92	03/22/2016	–	–	–	–

(1)

All options were granted with a three-year vesting schedule, which means that one-third of the shares granted vest each year over a three-year period, beginning with the first annual anniversary of the date of grant. The options expire ten years following the date of grant.

(2)	Vesting dates for the unvested shares of restricted stock are as follows:

M. Serra:	53,833 shares vested on 03/15/2007
35,000 shares vest on 02/01/2008
18,833 shares vest on 03/15/2008
18,834 shares vest on 03/15/2009
R. McHugh:	30,000 shares vested on 03/15/2007
30,000 shares vest on 11/30/2008
R. Mina:	75,000 shares vested on 03/15/2007
40,000 shares vest on 03/15/2008
50,000 shares vest on 03/15/2009
R. Halls:	20,000 shares vest on 03/15/2009
30,000 shares vest on 10/12/2009
G. Bahler:	30,000 shares vested on 03/15/2007

(3)	Value calculated by multiplying the number of unvested shares by the closing price of $22.66 on February 2, 2007, which was the last business day of the 2006 fiscal year.

(4)	Executive has agreed to transfer the economic benefit of 50 percent of this stock option to his spouse under a matrimonial settlement agreement with his spouse.

The following table provides information on the stock options exercised by the named executives during 2006 and shares of restricted stock that vested during the year.

OPTION EXERCISES AND STOCK VESTED

(a)	Option Awards		Stock Awards
	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
M. Serra	0	–	275,000	6,430,025
R. McHugh	3,000	49,328	20,000	459,800
R. Mina	0	–	100,000	2,331,000
R. Halls	0	–	25,000	582,750
G. Bahler	0	–	30,000	689,700

Employment Agreements

We have employment agreements with each of the named executive officers.

In 2006, we entered into a new employment agreement (the “2006 Agreement”) with Matthew Serra as Chairman of the Board, President and Chief Executive Officer, which extended the term of Mr. Serra’s employment with the Company through the end of our 2009 fiscal year. The 2006 Agreement replaced the employment agreement dated February 9, 2005 that we had with Mr. Serra. Mr. Serra’s compensation arrangements continued substantially unchanged under the 2006 Employment Agreement.

We also entered into a new employment agreement with Ronald Halls in 2006 in connection with his promotion to the position of President and Chief Executive Officer of Foot Locker, Inc.—International, which extended the term of his employment agreement through May 1, 2009.

We describe the material terms of each of these agreements in the tables below. Information on payments on termination of the agreements follows these tables.

Name	Position	Term of 2006 Agreement	Benefit Plans and Arrangements	Non-Compete Provision

M. Serra	Chairman of the Board, President and Chief Executive Officer	The term of the 2006 Agreement began on October 1, 2006 and ends on January 30, 2010.

We will continue to pay Mr. Serra an annual base salary of not less than $1.5 million during the term of the agreement.
Mr. Serra’s annual bonus at target is 125 percent of his base salary and his bonus at target under the Long-Term Bonus Plan for any three-year performance period is 90 percent of his base salary at the beginning of the performance period. Provided that Mr. Serra remains employed by the Company through the end of the contract term, he will be eligible for a pro-rata payout under the Long-Term Bonus Plan for the 2008-2010 and 2009-2011 performance periods.

Two years following termination of employment.

Mr. Serra is entitled to participate in all bonus, incentive and equity plans offered to senior executives. He is also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Serra include:

–Company-paid life insurance in the amount of his annual base salary;
–Long-term disability insurance coverage of $25,000 per month;
–Annual out-of-pocket medical expense reimbursement of up to $20,000;
–Financial planning expenses of up to $7,500 annually;
–Reimbursement of dues and membership fees of one private club of up to $20,000 per year;
–Reimbursement of legal fees for the 2006 Agreement up to $15,000; and
–Automobile expense allowance of up to $40,000 annually and the provision of the services of a driver.
Although Mr. Serra is eligible for these perquisites under his agreement, Mr. Serra chose not to receive some of them in 2006.

Name	Position		Term	Benefit Plans and Arrangements	Non-Compete Provision

R. Mina R. Halls	Mina:	President and CEO– Foot Locker, Inc.–U.S.A.	Mina: May 1, 2008. Halls: May 1, 2009	During the term of their agreements, the executives will be paid an annual salary at a rate not less than the salary in effect at the start of their agreements.	Two years following termination of employment.
	Halls:	President and CEO–Foot Locker, Inc.–Int’l	Term of agreements automatically will be extended for another year unless notice of non-renewal is given.

Executives are entitled to participate in all benefit plans and arrangements in effect when they entered into their agreements, including retirement plans, annual and long-term bonus plans, medical, dental, and disability plans, and any other plans subsequently offered to senior executives of the Company.
Mr. Halls’ wife may accompany him on up to eight business trips each fiscal year at the Company’s expense.

G. Bahler R. McHugh	Bahler:	Senior VP, General Counsel and Secretary	December 31, 2007 Term of agreements automatically will be extended for another year unless notice on non-renewal is given.

During the term of their agreements, the executives will be paid an annual salary at a rate not less than the salary in effect at the start of their agreements
Executives are entitled to participate in all benefit plans and arrangements in effect when they entered into their agreements, including retirement plans, annual and long-term bonus plans, medical, dental, and disability plans, and any other plans subsequently offered to senior executives of the Company.

One year following termination of employment.
	McHugh:	Senior VP and CFO

Potential Payments upon Termination or Change in Control

The executives’ employment agreements and certain of the plans and programs that executives participate in require the Company to pay compensation to the executives if their employment terminates. The estimated amount of compensation payable to the named executives in each termination situation is listed in the tables below. The table is presented using an assumed termination date of February 3, 2007 and, where applicable, uses the fair market value of a share of our stock as of that date, which was $22.81. The cash benefits stated in the tables do not include the potential continuation of participation in the medical or welfare benefit plans by the executives.

M. SERRA	Severance	Bonus Payments	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Stock Options	SERP	Out- placement Services	Tax Gross- Up Payment(1)

Reason: Termination by Company without Cause or by executive if Company breaches employment agreement	$4,500,000 Represents continuation of monthly base salary payments through end of term of employment agreement on 1/30/2010	$3,225,000 Represents annual bonus at target of $1,875,000 and long- term bonus at target of $1,350,000	$2,885,465 Represents the vesting of 126,500 shares valued at $22.81	N/A	$2,072,578	$25,000	N/A

Reason: Termination by Executive before end of employment contract term	N/A	N/A	N/A	N/A	$2,072,578	N/A	N/A

Reason: Termination following Change in Control	$7,750,000 Represents salary continuation payments through end of contract term payable as a lump sum plus annual and long-term bonus at target	—	$2,885,465 Represents the vesting of 126,500 shares valued at $22.81	$0 The fair market value on 2/2/2007 was less than the exercise price of each of the unvested options, so the value is $0.	$2,072,578	$25,000	$0 Based on current estimates, no excise tax would be payable by executive; therefore, there would be no tax gross-up payment

Reason: Death or Disability	N/A	N/A	— Compensation Committee may, but is not obligated to, accelerate vesting of restricted stock	$0 The fair market value on 2/2/2007 was less than the exercise price of each of the unvested options, so the value is $0.	$2,072,578	N/A	N/A

Reason: Cause	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

If Mr. Serra receives payments or benefits following a Change in Control that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, we would pay him a gross-up payment to put him in the same after-tax position he would have been in had no excise tax been imposed.

R. MCHUGH	Severance	Bonus Payments	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Stock Options	SERP	Out- placement Services	Tax Gross- Up Payment(1)

Reason: Termination by Company without Cause	$500,000 Represents 52 weeks’ salary	N/A	N/A	N/A	N/A	N/A	N/A

Reason: Termination by Executive for Good Reason	$500,000 Represents 52 weeks’ salary	N/A	N/A	$26,600 Represents the vesting of 20,000 shares that were in the money on 2/2/2007	N/A	N/A	N/A

Reason: Termination by Executive before end of employment contract term	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Reason: Termination following Change in Control	$1,500,000 Represents 104 weeks’ salary plus two times annual bonus at target	—	$1,368,600 Represents the vesting of 60,000 shares valued at $22.81	$26,600 Represents the vesting of 20,000 shares that were in the money on 2/2/2007	N/A	N/A	N/A

Reason: Death or Disability	N/A	N/A	— Compensation Committee may, but is not obligated to, accelerate vesting of restricted stock	$26,600 Represents the vesting of 20,000 shares that were in the money on 2/2/2007	$27,916	N/A	N/A

Reason: Cause	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

If payments or benefits received by the executive following a Change in Control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company would automatically reduce his payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

R. MINA	Severance	Bonus Payments	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Stock Options	SERP	Out- placement Services	Tax Gross- Up Payment(1)

Reason: Termination by Company without Cause	$1,324,038 Represents two weeks’ salary plus portion of annual bonus multiplied by years of service	N/A	N/A	N/A	$830,066	N/A	N/A

Reason: Termination by Executive for Good Reason	$1,324,038 Represents two weeks’ salary plus portion of annual bonus multiplied by years of service	N/A	N/A	$0 The fair market value on 2/2/2007 was less than the exercise price of each of the unvested options, so the value is $0.	$830,066	N/A	N/A

Reason: Termination by Executive before end of employment contract term	N/A	N/A	N/A	N/A	$830,066	N/A	N/A

Reason: Termination following Change in Control	$2,550,000 Represents 104 weeks’ salary plus two times annual bonus at target	—	$3,763,650 Represents the vesting of 165,000 shares valued at $22.81	$0 Fair market value on 2/2/07 was less than exercise price of the unvested options, so the value is $0.	$830,066	N/A	N/A

Reason: Death or Disability	N/A	N/A	— Compensation Committee may, but is not obligated to, accelerate vesting of restricted stock	$0 Fair market value on 2/2/07 was less than the exercise price of unvested options, so the value is $0.	$830,066	N/A	N/A

Reason: Cause	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

If payments or benefits received by the executive following a Change in Control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company would automatically reduce his payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

R. HALLS	Severance	Bonus Payments	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Stock Options	SERP	Out- placement Services	Tax Gross- Up Payment(1)

Reason: Termination by Company without Cause	$650,000 Represents 52 weeks’ salary	N/A	N/A	N/A	N/A	N/A	N/A

Reason: Termination by Executive for Good Reason	$650,000 Represents 52 weeks’ salary	N/A	N/A	$0 The fair market value on 2/2/2007 was less than the exercise price of each of the unvested options, so the value is $0.	N/A	N/A	N/A

Reason: Termination by Executive before end of employment contract term	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Reason: Termination following Change in Control	$1,950,000 Represents 104 weeks’ salary plus two times annual bonus at target	—	$1,140,500 Represents the vesting of 50,000 shares valued at $22.81	$0 Fair market value on 2/2/07 was less than the exercise price of unvested options, so the value is $0.	N/A	N/A	N/A

Reason: Death or Disability	N/A	N/A	— Compensation Committee may, but is not obligated to, accelerate vesting of restricted stock	$0 Fair market value on 2/2/07 was less than the exercise price of unvested options, so the value is $0.	$205,660	N/A	N/A

Reason: Cause	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

If payments or benefits received by the executive following a Change in Control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company would automatically reduce his payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

G. BAHLER	Severance	Bonus Payments	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Stock Options	SERP	Out- placement Services	Tax Gross- Up Payment(1)

Reason: Termination by Company without Cause	$787,500 Represents two weeks’ salary plus portion of annual bonus multiplied by years of service	N/A	N/A	N/A	$534,486	N/A	N/A

Reason: Termination by Executive for Good Reason	$787,500 Represents two weeks’ salary plus portion of annual bonus multiplied by years of service	N/A	N/A	$0 The fair market value on 2/2/2007 was less than the exercise price of each of the unvested options, so the value is $0.	$534,486	N/A	N/A

Reason: Termination by Executive before end of employment contract term	N/A	N/A	N/A	N/A	$534,486	N/A	N/A

Reason: Termination following Change in Control	$1,575,000 Represents 104 weeks’ salary plus two times annual bonus at target	—	$684,300 Represents the vesting of 30,000 shares valued at $22.81	$0 Fair market value on 2/2/07 was less than the exercise price of unvested options, so the value is $0.	$534,486	N/A	N/A

Reason: Death or Disability	N/A	N/A	— Compensation Committee may, but is not obligated to, accelerate vesting of restricted stock	$0 Fair market value on 2/2/07 was less than the exercise price of unvested options, so the value is $0.	$534,486	N/A	N/A

Reason: Cause	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

If payments or benefits received by the executive following a Change in Control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company would automatically reduce his payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

Trust Agreement

The Company has established a trust (the “Trust”) in connection with certain of its benefit plans, arrangements, and agreements, including certain of those described above, and other benefit plans, agreements or arrangements that subsequently may be covered (collectively, the “Benefit Obligations”). Under the Trust agreement, in the event of a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations, out of funds held in the Trust, the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company (as defined in the Trust agreement), the Company is required to fund the Trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee is required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

RETIREMENT PLANS

Foot Locker Retirement Plan

The Foot Locker Retirement Plan (the “Retirement Plan”) is a defined benefit plan with a cash balance formula, which covers associates of the Company and substantially all of our United States subsidiaries. All qualified employees who are at least 21 years old with one year of service are covered by the Retirement Plan. Plan participants become fully vested in their benefits under this plan generally upon completion of five years of service or upon reaching normal retirement age (age 65) while actively employed.

Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant’s years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

Years of Service	Percent of All W-2 Compensation	+	Percent of W-2 Compensation Over $22,000
Less than 6	1.10		0.55
6–10	1.50		0.75
11–15	2.00		1.00
16–20	2.70		1.35
21–25	3.70		1.85
26–30	4.90		2.45
31–35	6.60		3.30
More than 35	8.90		4.45

In addition, all balances in the participants’ accounts earn interest at the fixed rate of 6 percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit and receive benefits under the plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Additional optional forms of payment are available to participants who were participating in the Retirement Plan as of December 31, 1995.

Foot Locker Excess Cash Balance Plan

The Internal Revenue Code limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person under a qualified retirement plan such as the Foot Locker Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the

Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

Early Retirement Eligibility

The Foot Locker Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and Excess Plan as age 55 with at least 5 years of vesting service. Mr. Serra and Mr. Bahler are the only named executive officers currently eligible for early retirement under these plans.

Foot Locker Supplemental Executive Retirement Plan

In addition, the Foot Locker Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries who participate in this plan. The named executive officers, and four other executive officers of the Company currently participate in the SERP. The Compensation and Management Resources Committee sets an annual targeted incentive award under the SERP for each participant consisting of a percentage of salary and bonus based on the Company’s performance against target. Achievement of the target causes an 8 percent credit to a participant’s account for that year. The applicable percentage for the year increases or decreases proportionately to the percentage of the Company’s performance in relation to the target, but may not be less than 4 percent or more than 12 percent in any year. Participants’ accounts accrue simple interest at the rate of 6 percent annually. A participant is eligible to receive a benefit under the SERP only if his or her age plus years of service at retirement equals at least 65. Currently, Messrs. Serra, Mina, and Bahler have age plus years of service totaling at least 65. If a participant’s employment terminates due to death or disability he (or his estate) would be entitled to payment of the participant’s SERP balance.

Upon retirement, a participant’s SERP benefit is paid in 12 quarterly installments following retirement. Upon death or disability a participant’s SERP benefit is paid in the form of a lump sum.

Payment of Retirement Benefits

The table below provides the present value of the accumulated benefit payable to each of the named executives and the years of service credited to each of them under the Foot Locker Retirement Plan, the Excess Plan, and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our 2006 financial statements.

PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
M. Serra	Retirement Plan	7	28,268	0
	Excess Plan	7	322,110
	SERP	9	1,911,761

			2,262,139

R. McHugh	Retirement Plan	8	33,974	0
	Excess Plan	8	49,978
	SERP	2	25,924

			109,876

R. Mina	Retirement Plan	25	136,386	0
	Excess Plan	25	370,754
	SERP	8	765,659

			1,272,799

R. Halls	Retirement Plan	5	22,282	0
	Excess Plan	5	57,325
	SERP	4	190,482

			270,089

G. Bahler	Retirement Plan	25	185,181	0
	Excess Plan	25	218,933
	SERP	9	493,014

			897,128

(1)

In general, the present value of accumulated benefits was determined using the same measurement date (February 3, 2007) and assumptions used for financial reporting purposes. Expected retirement age for the Retirement Plan and the Excess Plan is equal to normal retirement age as defined by the plans. For the SERP, the age at which Participants become eligible for retirement under the plan is used as the expected retirement age. The following are the key assumptions that were used in calculating the values in the table:

•	FAS 87 Discount rate of 5.8 percent.

•	Retirement age is assumed to be 65 for the Retirement Plan and the Excess Plan; for the SERP the retirement age is assumed to be when age plus years of service equal 65.

•	417(e) interest rate of 6 percent.

•	Form of payment for the Retirement Plan and the Excess Plan is a lump sum; the form of payment for the SERP is 12 quarterly installments.

The years of service for the SERP reflect the number of years that the executive has been approved by the Compensation Committee as a participant in that plan. Mr. Serra’s years of service under the Retirement Plan and the Excess Plan are less than the number of years of credited service under the SERP because of the requirement that an employee must complete a year of eligibility service before becoming eligible for participation in these plans.

Equity Compensation Plan Information

The following table provides information as of February 3, 2007 for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Security Holders	6,047,705	$19.151	7,350,599	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	6,047,705	$19.151	7,350,599

(1)	Includes securities available for future issuance under shareholder-approved compensation plans other than upon the exercise of an option, warrant or right, as follows:

•	2,420,071 shares under the 2003 Employees Stock Purchase Plan (the “2003 Purchase Plan”), and
•	283,830 shares under the 2002 Directors Stock Plan.

Participating employees under the 2003 Purchase Plan may contribute up to 10 percent of their annual compensation to acquire shares of the Company’s Common Stock at 85 percent of the lower market price on one of two specified dates in each plan year.

The 2002 Directors Stock Plan provides for, in addition to stock option grants to non-employee directors, the payment of their annual retainer fees in stock and for the voluntary deferral of all or a portion of their annual retainer fees into stock units. Directors are required to receive at least 50 percent of their annual retainer fees in the form of stock. The total number of shares authorized under the 2002 Directors Stock Plan covers the issuance of stock in payment of the non-employee directors’ annual retainer fees, stock option grants, and stock units allocated under this plan without specifying the number of shares that may be issued or awarded in any of these forms. As of February 3, 2007, there were 283,830 shares available under the 2002 Directors Stock Plan, all of which are included in column (c) of the table. As of that date, 26,638 shares under the 2002 Directors Stock Plan have been allocated into the deferred stock unit accounts.

(2)

The 1998 Stock Option and Award Plan (the “1998 Award Plan”) and the 2003 Stock Option and Award Plan (the “2003 Award Plan”) contain limitations within their respective total number of authorized shares on the number of shares that may be awarded to participants in the form of restricted stock or Other Stock-Based Awards, and these shares are included in the total number disclosed in column (c). The 1998 Award Plan limits the number of shares that may be awarded in the form of restricted stock and Other Stock-Based Awards to 3,000,000 shares, of which 1,498,198 shares remain available for issuance, and the 2003 Award Plan limits the number of shares that may be awarded in the form of restricted stock and Other Stock-Based Awards to 1,000,000 shares, of which 563,500 shares remain available for issuance.

The 1995 Stock Option and Award Plan (the “1995 Award Plan”), limited the number of shares that could be awarded as restricted stock to 1,500,000 shares. Under the terms of the 1995 Award Plan, no further awards may be made from this plan as of March 8, 2005.

Payouts under the Long-Term Incentive Compensation Plan may be made in cash or shares of Common Stock. If shares are used, they would be issued as Other Stock-Based Awards under the 1998 Award Plan or the 2003 Award Plan.

PROPOSAL 1
ELECTION OF DIRECTORS

Foot Locker’s Certificate of Incorporation provides that the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of the four directors constituting Class I expire at the 2007 annual meeting upon the election and qualification of their successors.

The Board has established a retirement policy for directors, which is described on Page 8. In accordance with this policy, Purdy Crawford and Philip H. Geier Jr. will retire as directors at the conclusion of the 2007 annual meeting. The Nominating and Corporate Governance Committee has asked Mr. Preston, who otherwise would have resigned from the Board at this annual meeting under our retirement policy, to continue serving as a director. The Board has fixed the number of directors at 10 effective May 30, 2007, following the retirement of Mr. Crawford and Mr. Geier at this annual meeting.

James E. Preston, Matthew D. Serra, and Dona D. Young will be considered for election as directors in Class I, each to hold office for a three-year term expiring at the annual meeting in 2010. Solely to make the classes as nearly equal as possible, Christopher A. Sinclair, who has been a director of the Company since 1995, will be considered for election as a director in Class II, to hold office for a one-year term expiring at the annual meeting in 2008. Each nominee has been nominated by the Board of Directors for election and has consented to serve for the specified term. All of the nominees were elected to serve for their present terms at the 2004 annual meeting. The six remaining directors will continue in office, in accordance with their previous elections, until the expiration of their terms at the 2008 or 2009 annual meeting.

If, prior to the annual meeting, any of the four nominees becomes unable to serve as a director for any reason, the persons designated as proxies on the enclosed proxy card will have full discretion to vote the shares represented by proxies held by them for another person to serve as a director in place of that nominee.

Biographical information follows for the four nominees and for each of the six other directors of the Company whose present terms as directors will continue after the 2007 annual meeting. There are no family relationships among the directors or executive officers of the Company.

The Board of Directors recommends that shareholders vote FOR the election of the four identified nominees to the Board of Directors.

Nominee for Director
Term Expiring in 2008

Christopher A. Sinclair. Age 56. Director since 1995. Executive Chairman of the Board of Scandent Holdings, Mauritius (global provider of information technology services) since May 1, 2002, and Executive Chairman of the Board and Chief Executive Officer of its majority-owned subsidiary, Cambridge Solutions Corporation, since November 1, 2005. Mr. Sinclair was Managing Director of Manticore Partners LLC (venture capital and advisory firm) from February 1, 2001 to December 2004 and an Operating Partner of Pegasus Capital Advisors (private equity firm) from June 1, 2000 to June 1, 2002. He is a director of Scandent Holdings Mauritius, Cambridge Solutions Corporation Ltd., and Mattel, Inc.

Nominees for Directors
Terms Expiring in 2010

James E. Preston. Age 73. Director since 1983. Chairman of the Board of Avon Products, Inc. (manufacture and sale of beauty and related products) from 1989 to May 6, 1999, and Chairman and Chief Executive Officer of Avon Products, Inc. from 1989 to June 1998.

Matthew D. Serra. Age 62. Director since 2000. The Company’s Chairman of the Board since February 1, 2004, President since April 12, 2000, and Chief Executive Officer since March 4, 2001. He was the Company’s Chief Operating Officer from February 9, 2000 to March 3, 2001.

Dona D. Young. Age 53. Director since 2001. Chairman of the Board, President and Chief Executive Officer of The Phoenix Companies, Inc. (provider of wealth management products and services to individuals and institutions). Mrs. Young has held the positions of Chairman of the Board since April 1, 2003, President since February 2000, and Chief Executive Officer since January 1, 2003. She served as Chief Operating Officer from February 2001 to December 31, 2002. Mrs. Young is also Chairman of the Board since April 1, 2003 and Chief Executive Officer since January 1, 2003 of Phoenix Life Insurance Company. She previously served as President of Phoenix Life Insurance Company from February 2000 to March 31, 2003 and Chief Operating Officer from February 2001 to December 31, 2002. Mrs. Young joined Phoenix Home Life Mutual Insurance Company in 1980. She is a director of The Phoenix Companies, Inc. and Wachovia Corporation.

Directors Continuing in Office
Terms Expiring in 2008

Nicholas DiPaolo. Age 65. Director since 2002. Vice Chairman of Bernard Chaus, Inc. (apparel designer and manufacturer) from November 1, 2000 to June 23, 2005; Chief Operating Officer of Bernard Chaus from November 1, 2000 to October 18, 2004. Mr. DiPaolo is a director of JPS Industries and R.G. Barry Corporation.

Matthew M. McKenna. Age 56. Director since 2006. Senior Vice President of Finance of PepsiCo, Inc. (global snack and beverage company) since August 6, 2001. He served as Senior Vice President and Treasurer of PepsiCo from March 30, 1998 until August 5, 2001. He is a director of PepsiAmericas, Inc. and is a member of the Management Committee of Pepsi Bottling Ventures LLC. He is also a member of the Board of Trustees of Hamilton College and serves on the Board of the Foundation for Purchase College of the State University of New York.

Directors Continuing in Office
Terms Expiring in 2009

Alan D. Feldman. Age 55. Director since 2005. Chairman, President and Chief Executive Officer of Midas, Inc. (automotive repair and maintenance services) since May 1, 2006. He was President and Chief Executive Officer of Midas from January 13, 2003 to April 30, 2006. He was an independent consultant from March 2002 to January 2003. Mr. Feldman previously held senior positions within McDonald’s Corporation (restaurant and food services), including President and Chief Operating Officer of McDonald’s Americas from March 2001 to March 2002. He is a director of Midas, Inc.

Jarobin Gilbert Jr. Age 61. Director since 1981. President and Chief Executive Officer of DBSS Group, Inc. (management, planning and trade consulting services) since 1992. He is a director of PepsiAmericas, Inc. and Midas, Inc. He is a trustee of Atlantic Mutual Insurance Company. Mr. Gilbert is also a director of Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations.

David Y. Schwartz. Age 66. Director since 2000. Independent business adviser and consultant, principally in the retail, distribution and service industries, since July 1997. He was a partner with Arthur Andersen LLP from 1972 until he retired from that public accounting firm in 1997. Mr. Schwartz is a director of Walgreen Co. and True Value Company.

Cheryl Nido Turpin. Age 59. Director since 2001. President and Chief Executive Officer of the Limited Stores (retail merchants), a division of Limited Brands, Inc., from June 1994 to August 1997. Ms. Turpin is a director of The Warnaco Group, Inc.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accountants for the 2007 fiscal year, subject to ratification by the shareholders at the 2007 annual meeting. A resolution for ratification will be presented at the annual meeting.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR Proposal 2.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG for the audit of Foot Locker’s annual financial statements for 2006 and 2005, as well as fees billed for other services provided by KPMG during these two fiscal years.

Category	2006	2005
Audit Fees (1)	$2,586,000	$3,175,000
Audit-Related Fees (2)	131,000	158,000
Tax Fees (3)	63,000	32,000
All Other Fees	0	0

Total	$2,780,000	$3,365,000

(1)

Audit fees consisted of professional services rendered in conjunction with the audit of our annual financial statements, reviews of financial statements included in our Form 10-Qs, reviews of registration statements and issuances of consents, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance.

We entered into an engagement letter with KPMG for the audit of our financial statements for 2007, which establishes the terms by which KPMG will perform the audit services. This agreement is subject to alternative dispute resolution procedures, an exclusion for punitive damages, and various other provisions.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, irrespective of the estimated cost for providing such services. Between meetings of the Committee, the Audit Committee has delegated this authority to the Chair of the Committee. In practice, these fees are normally approved by the Committee Chair and reviewed with the Audit Committee at a subsequent meeting. Management reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants, including services for our subsidiaries and affiliates, since the Committee’s last meeting. None of the services pre-approved by the Audit Committee or the Chair of the Committee during 2006 utilized the de minimis exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Audit Committee Report

In accordance with the charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company’s accounting policies and practices and financial reporting. The Committee has responsibility for appointing the independent accountants and internal auditors.

The Audit Committee consists of six independent directors, as independence is defined under the rules of The New York Stock Exchange. All of the Committee members meet the expertise requirements under the rules of The New York Stock Exchange.

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Committee held ten meetings in 2006. At its meetings during 2006, the Committee discussed with management, KPMG LLP, the Company’s independent registered public accountant, and the Company’s internal auditors the assessment of the Company’s internal control over financial reporting. The Committee also discussed with KPMG its attestation report and opinion on the Company’s internal control over financial reporting contained in the Company’s 2006 Annual Report on Form 10-K.

The Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the 2006 fiscal year, which ended February 3, 2007. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee obtained from KPMG the written disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and discussed with KPMG any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence. The Committee has satisfied itself that KPMG is independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Foot Locker’s Annual Report on Form 10-K for the 2006 fiscal year.

Purdy Crawford, Chair
Nicholas DiPaolo
Jarobin Gilbert Jr.
Matthew M. McKenna
David Y. Schwartz
Dona D. Young

PROPOSAL 3

APPROVAL OF THE FOOT LOCKER 2007 STOCK INCENTIVE PLAN

The Board of Directors has adopted, subject to our shareholders’ approval, the Foot Locker 2007 Stock Incentive Plan (the “2007 Stock Plan”). This plan combines the features of the stock plans currently in effect for officers and other employees, as well as for the Company’s Nonemployee Directors, and is intended to replace our current stock plans. We are seeking shareholder approval of the 2007 Stock Plan because the Board of Directors believes that consolidating into one plan all of the forms of stock awards and stock payment provisions for Nonemployee Directors, officers, and other employees will provide it with reasonable flexibility to meet both current and anticipated future needs in retaining, rewarding, and attracting key employees who have the ability to enhance the value of the Company, and to retain and attract Nonemployee Directors of outstanding competence.

Our current plans are the 1998 Stock Option and Award Plan (the “1998 Award Plan”), the 2003 Stock Option and Award Plan (the “2003 Award Plan”), and the 2002 Directors Stock Plan (the “Directors Stock Plan”). The 1998 Award Plan will expire by its terms on April 14, 2008, and no further grants or awards may be made under that plan as of that date. The Directors Stock Plan and the 2003 Award Plan will expire in 2012 and 2013, respectively.

As of April 5, 2007, the following shares were available for grant under the current plans:

-	2003 Award Plan:	3,000,000
-	1998 Award Plan:	475,398
-	Directors Stock Plan:	259,542

		3,734,940

The number of shares authorized under the 2007 Stock Plan is 6 million, with the maximum number of shares that may be awarded under the new plan to any one participant over the life of the plan set at 1.5 million shares. Approval of the new plan, which will expire in 2017, will result in a net increase of 2.265 million shares available for award and issuance.

If shareholders approve the 2007 Stock Plan at this annual meeting, it will replace the 2003 Award Plan, the 1998 Award Plan, and the Directors Stock Plan (together, referred to as the “Current Plans”), and no further stock, options, or other awards will be issued from the Current Plans as of May 30, 2007. Existing awards made under the Current Plans will remain unaffected.

In addition to the administrative convenience that will result from consolidating all of the existing stock award plans into one plan, the 2007 Stock Plan will increase the number of shares available for grant, give the Compensation Committee flexibility to continue to make appropriate equity compensation awards to our Chief Executive Officer, provide the Compensation Committee with the ability to make performance-based awards, and provide greater flexibility in the nature and amount of stock awards that may be made to Nonemployee Directors.

The following is a summary of the material terms of the 2007 Stock Plan and is qualified in its entirety by the complete text of the 2007 Stock Plan, which is attached as Appendix A. The capitalized terms used but not defined in this summary have the meanings given to them in the 2007 Stock Plan.

Administration

The 2007 Stock Plan will be administered and interpreted by the Compensation and Management Resources Committee of the Board of Directors or a subcommittee thereof (the “Committee”), which is composed of two or more nonemployee directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “nonemployee director” as defined in Section 16(b) of the Securities Exchange Act of 1934, and an “independent director” as defined under the Listing Standards of The New York Stock Exchange. The Committee will select the officers and other employees to receive awards, determine the types of awards and number of shares to be awarded to them, and set the terms, conditions, and provisions of the awards consistent with the terms of the 2007 Stock Plan. The Committee may establish rules for the administration of this plan. With respect to the application of the plan to Nonemployee Directors, the Board shall administer and interpret the 2007 Stock Plan.

Eligible Directors and Employees

The Committee may grant Awards to officers and other employees of the Company, including our subsidiaries and operating divisions worldwide. Nonemployee Directors are also eligible to receive awards under this plan. The stock portion of the Nonemployee Directors’ annual retainer, as well as deferred stock units, will be paid out of this plan. There are currently 11 Nonemployee Directors on the Board. Following the retirement of two of our directors at the conclusion of this annual meeting, there will be 9 Nonemployee Directors on the Board.

Shares Subject to the Plan

The maximum number of shares of our Common Stock reserved for all Awards under the 2007 Stock Plan is 6,000,000, subject to adjustment as described below. The number of shares reserved for issuance as Restricted Stock and Other Stock-Based Awards (as defined below) cannot exceed 1,500,000 shares, subject to adjustment as described below. In the event of a stock split, stock dividend, spin- off, or other relevant change affecting the Common Stock, adjustment shall be made to the number of shares available for Award grants and to the number of shares and price under outstanding grants made before the event. These shares may be either authorized and unissued shares or issued shares acquired and held in the Company’s treasury account.

An Award made under the 2007 Stock Plan may be made in the form of an Option, Tandem or Freestanding Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award.

Cap on Number of Shares Awarded

During the term of this plan, no Participant may receive a total number of Awards relating to more than 25 percent of the total number of shares authorized under the Plan, subject to adjustment, and no Participant may receive Awards of Restricted Stock or Other Stock-Based Awards that are intended to be “performance based” compensation under Section 162(m) of the Code relating to more than 1,500,000 shares per year (subject to adjustment as described above). The maximum number of shares subject to any Award which may be granted to a Nonemployee Director per year is 50,000 (subject to adjustment as described above).

Stock Options

Employees. Options granted to employees under the 2007 Stock Plan may be either incentive stock options (“ISOs”) under the provisions of Section 422 of the Code or options that are not subject to the provisions of Section 422 of the Code (“Nonqualified Options”).

The exercise price per share of Common Stock covered by an Option shall be determined by the Committee when the Option is granted; provided, however, that the exercise price shall not be less than the closing price of a share of Common Stock on the date of grant.

The Committee has the authority to establish the vesting schedule for Options granted to employees. Options may become exercisable in equal installments over a three-year period, beginning with the first annual anniversary of the date of grant. However, the Committee has the right to establish a shorter or longer exercise schedule for any Options granted. The majority of stock options granted to employees by the Committee since 1996 have been granted with a three-year exercise schedule.

Nonemployee Directors. Options granted to nonemployee directors shall be Nonqualified Options and, unless a different vesting schedule is determined at the date of grant, shall vest on the first anniversary of the date of grant. The exercise price per share of Common Stock covered by an Option shall be determined by the Board of Directors when the Option is granted; provided, however, that the exercise price shall not be less than the closing price of a share of Common Stock on the date of grant.

General. Each Option shall expire ten years from its date of grant unless the Committee shall determine an earlier expiration date. Payment of the exercise price of any Option may be made (a) in cash or by check, bank draft, or money order, (b) by delivering shares of Common Stock that have been owned by the Participant for at least six months (or other period necessary for the Company to avoid a charge to earnings), (c) through a cashless exercise with a broker consistent with applicable law, or (d) a combination of shares and cash.

Stock Appreciation Rights

The 2007 Stock Plan permits the award of stock appreciation rights (“SARs”) to participants. Each SAR may relate to and be associated with a specific Option or may be freestanding. In the case of an SAR that is related to an Option, the SAR may be granted either at the time the Option is granted or, if related to a Nonqualified Option, at any time thereafter. An SAR related to an Option is subject to the same terms and conditions as the related Option and is exercisable only to the extent the related Option is exercisable. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount equal to (i) the excess of the (x) Fair Market Value (as defined below) of a share of Common Stock on the exercise date of the SAR over (y) the price specified in the SAR on the date of grant or, in the case of an SAR related to an Option, the Option price of the related Option multiplied by (ii) the number of shares of stock as to which the SAR is being exercised. Any payment with respect to an SAR will be made in Common Stock determined on the basis of the Fair Market Value on the exercise date of the SAR or, alternatively, at the discretion of the Committee, solely in cash, or in a combination of cash and Common Stock. On the exercise of an SAR related to an Option, the related Option, or portion thereof in respect of which the SAR is exercised, terminates. For purposes of the 2007 Stock Plan, the Fair Market Value of a share of the Company’s Common Stock is determined based on the closing price on the applicable date of a share of Common Stock as reported on The New York Stock Exchange.

Restricted Stock

The 2007 Stock Plan authorizes Awards of Restricted Stock. The Committee, or the Board for Awards to Nonemployee Directors, shall determine the terms and conditions of Restricted Stock Awards, including the Restriction Period. The participant may not sell, assign, transfer or otherwise dispose of, except by will or the laws of descent and distribution, shares of Restricted Stock during the Restriction Period. Except as otherwise provided by the Award Agreement or the 2007 Stock Plan, during the Restriction Period the participant will possess all incidents of ownership of the shares, including the right to receive dividends paid on the shares and to vote the shares.

Recipients of Restricted Stock are required to enter into a Restricted Stock Award Agreement with the Company describing the restrictions on the shares, which may include satisfaction of pre- established performance goals, and the criteria or date or dates on which the restrictions will lapse.

If the grant of Restricted Stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulas or standards, and the applicable vesting percentages with reference to the attainment of the goals or satisfaction of the formulas or standards while the outcome of the performance goals are substantially uncertain. The performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2007 Stock Plan and discussed in general below.

Other Stock-Based Awards

The 2007 Stock Plan authorizes the Committee to grant Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or payable on or otherwise based on Common Stock (“Other Stock-Based Awards”). The Committee, or the Board, may determine the terms and conditions of the Other Stock-Based Awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based Other Stock-Based Awards will be based on one or more objective criteria set out on Exhibit A to the 2007 Stock Plan and discussed in general below.

Performance Goals

The Committee may grant awards of restricted stock and Other Stock-Based Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest, and be paid based on the attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

(a)	the attainment of certain target levels of, or percentage increase in, Consolidated Net Income,

(b)	the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment;

(c)	the attainment of certain target levels of, or percentage increase in, pre-tax profit;

(d)	the attainment of certain target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(e)	the attainment of certain target levels of, or a specified increase in, operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(f)

the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(g)

the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

(h)

the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(i)

the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); or

(j)

the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker).

To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

•	restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;

•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based on individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend those criteria.

Payment of Annual Retainers for Nonemployee Directors in Stock

Mandatory Portion. Each Nonemployee Director will receive a whole number of shares of Common Stock equal in value to 50 percent of his or her annual retainer, including committee chair retainers (“Annual Retainer”), payable for services as a director in lieu of payment in cash. The shares will be issued on July 1, or the next business day if this date is not a business day, of the applicable calendar year (the “Stock Payment Date”).

Elective Portion. A Nonemployee Director may elect to receive a whole number of shares of Common Stock equal to up to 100 percent of his or her Annual Retainer. Elections must be made in increments of 5 percent and must be made in writing no later than December 31 of the year preceding the applicable calendar year. Elections will be irrevocable for the applicable calendar year.

Valuation of Shares. Each share of Common Stock will be valued at the closing price of a share of Common Stock on The New York Stock Exchange on the last business day prior to the Stock Payment Date. The value of any fractional shares will be paid in cash.

Voluntary Deferral of Annual Retainer Payable to Nonemployee Directors

Deferral Election. During the term of the 2007 Award Plan, a Nonemployee Director may elect to receive all or a portion of the cash component of his or her Annual Retainer in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. He or she may also elect to receive all or part of the stock component of his or her Annual Retainer in the form of Deferred Stock Units. The interest Account is a hypothetical investment account bearing interest at the rate of one hundred twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each calendar year. A Stock Unit is an accounting equivalent of one share of the Company’s Common Stock. A deferral election is irrevocable and is valid only for the calendar year following the election.

Number of Stock Units. The number of Deferred Stock Units to be granted in connection with a deferral election shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value of a share of Common Stock on the scheduled payment date of the amount deferred. When dividends are paid on shares of Common Stock, dividend equivalents would be earned on the Deferred Stock Units acquired by the Nonemployee Directors under the 2007 Stock Plan.

Distribution. The distribution of amounts deferred by the Nonemployee Directors shall occur as soon as administratively feasible following his or her termination of service as a director. The Nonemployee Director will receive a cash lump sum distribution equal to any balance of the deferred Annual Retainer allocated to his or her Interest Account, and a lump sum distribution in shares of Common Stock for the number of shares allocated to his or her Deferred Stock Unit Account. Alternatively, the Nonemployee Director may elect to receive his or her distribution in up to three annual installments, with the annual installment amount frozen as of the first distribution date.

Transferability

In general, no Award may be Transferred by the participant other than by will or by the laws of descent and distribution. However, the Committee, or the Board, may determine at the time of grant or thereafter that an Award, other than an ISO or Restricted Stock, is Transferable to a family member in whole or in part under circumstances and conditions specified by the Committee or the Board.

Change in Control

To preserve all of a participant’s rights in the event of a Change in Control, the following shall occur unless otherwise expressly provided for in the Award Agreement: (i) all outstanding Options and freestanding SARs not already exercisable shall become immediately exercisable; (ii) all restrictions on Restricted Stock shall immediately lapse; and (iii) with respect to Other Stock-Based Awards, any outstanding performance periods or goals shall be deemed to have been attained or any outstanding restrictions shall lapse.

Amendments

The Board or the Committee may amend the 2007 Stock Plan, provided that no amendment that requires shareholder approval under New York law, the listing requirements of The New York Stock Exchange, or in order for the plan to continue to comply with Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Code shall be effective unless it is approved by the requisite vote of shareholders. No amendment shall adversely affect any of the rights of any participant under any Award without the participant’s consent.

U.S. Federal Income Tax Consequences of Stock Options

A participant does not realize taxable income, and no tax deduction is available to the Company, upon either the grant or exercise of an ISO. If a participant holds the shares acquired upon the exercise of an ISO for more than one year after the Option exercise and more than two years after the date of the Option grant (the “Holding Period”), the difference between the Option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss, and no deduction will be available to the Company. If the shares are sold before the expiration of the Holding Period, the participant will realize ordinary income, and the Company will be entitled to a deduction for the portion of the gain, if any, equal to the difference between the Option price and the lesser of the Fair Market Value of the shares on the exercise date or the amount realized upon the disposition. Any further gain or loss will be taxable as a long-term or short-term capital gain or loss depending upon the Holding Period before disposition.

A participant does not realize taxable income, and no deduction is available to the Company, upon the grant of a Nonqualified Option. When a Nonqualified Option is exercised, the excess of the Fair Market Value of the shares on the exercise date over the exercise price of the Option will be taxable to the participant as ordinary income and deductible by the Company. The tax basis of shares acquired will be the Fair Market Value of the shares on the exercise date. For shares held for more than one year following the exercise date, the participant will realize long-term capital gain or loss upon disposition.

We believe that compensation received by employees on the exercise of Nonqualified Options or the disposition of shares acquired upon the exercise of any ISOs will be considered performance-based compensation and thus not subject to the $1 million limit of Section 162(m) of the Code.

In the event that the exercisability or vesting of any Option is accelerated due to a Change in Control, payments relating to the Options (or a portion thereof), either alone or together with other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible to the Company.

New Plan Benefits

The Committee has not granted any Awards or issued any stock under the 2007 Stock Plan. Information regarding awards of stock options and restricted stock granted to the named executive officers in 2006 under either the 2003 Award Plan or the 1998 Award Plan appears in the Grants of Plan-Based Awards table on Page 27. Information on stock options, payment of retainer fees in stock, and accrual of Deferred Stock Units for the Nonemployee Directors in 2006 under the Directors Stock Plan appears in the Directors Compensation table on Page 15. The number, amount, and type of awards to be received by or allocated to participants under the 2007 Stock Plan in the future cannot be determined at this time. In addition, since the number of shares to be issued to each Nonemployee Director in payment of his or her Annual Retainer is a function of the Fair Market Value on the Stock Payment Date, the actual number of shares to be issued to the Nonemployee Directors is not determinable. The Company currently expects that future awards under the 2007 Stock Plan will not be materially different from those described in these tables, except that Nonemployee Directors may receive awards other than stock options under the new plan.

The market value of a share of the Company’s Common Stock, as determined by the closing price of a share of Common Stock as reported on The New York Stock Exchange on April 5, 2007, was $23.57.

The Board of Directors recommends a vote FOR Proposal 3.

DEADLINES AND PROCEDURES FOR NOMINATIONS AND
SHAREHOLDER PROPOSALS

Deadlines

Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 at the 2008 annual meeting must be received by the Secretary of the Company no later than December 18, 2007 in order to be considered for inclusion in the 2008 proxy statement.

Our By-laws require that shareholders must follow certain procedures, which are described below, to nominate a person for election to the Board of Directors or to introduce an item of business at an annual meeting. We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. Assuming that our 2008 annual meeting is held on schedule, we must receive this notice no earlier than January 31, 2008 and no later than March 1, 2008. However, if we hold the annual meeting on a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Procedures

Our By-laws provide that shareholders who wish to submit a nomination for director must deliver a notice to the Secretary of the Company at 112 West 34th Street, New York, New York 10120 not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. These dates are published each year in the Company’s proxy statement. For the 2008 annual meeting, these dates are set out in the preceding paragraph. The notice must contain the following information regarding the proposed nominee:

•	his or her name, age, business and residence address,

•	his or her principal occupation or employment,

•	the number of shares of the Company’s Common Stock he or she beneficially owns,

•	any other information that is required to be disclosed under the Exchange Act and rules and regulations of the Securities and Exchange Commission and The New York Stock Exchange,

•	the executed consent of such person to serve if elected, and

•	an undertaking by the individual to furnish us with any information we may request in order to determine his or her eligibility to serve as a director.

In addition, the shareholder who is making the nomination must include in the notice his or her name, address, and the number of shares of the Company’s Common Stock that he or she beneficially owns.

Notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

By Order of the Board of Directors
GARY M. BAHLER
Secretary

April 16, 2007

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Appendix A

FOOT LOCKER 2007 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the Foot Locker 2007 Stock Incentive Plan (the “Plan”) is to align the interests of officers, other employees and nonemployee directors, of Foot Locker, Inc. and its subsidiaries (collectively, the “Company”) with those of the shareholders of Foot Locker, Inc. (“Foot Locker”); to reinforce corporate, organizational and business development goals; to promote the achievement of year to year and long range financial and other business objectives; and to reward the performance of individual officers, other employees and nonemployee directors in fulfilling their personal responsibilities for long range achievements.

2. Definitions.

The following terms, as used herein, shall have the following meanings:

(a) “Account” means the total of the Interest Account and the Deferred Stock Unit Account to which a Nonemployee Director’s deferred Annual Retainer shall be credited. A separate Account shall be established with respect to the deferred Annual Retainer for each Plan Year.

(b) “Annual Retainer” shall mean the annual retainer payable for services on the Board as a Nonemployee Director, in any capacity, including the annual retainer payable to a Nonemployee Director for service as a committee chair. Annual Retainer shall not include expense reimbursements, meeting attendance fees, amounts realized upon the exercise of Options, or any other amount paid to a Nonemployee Director.

(c) “Award” shall mean any Option, Restricted Stock, SAR, Stock Unit or Other Stock-Based Award granted pursuant to the Plan.

(d) “Award Agreement” shall mean any written agreement, contract, or other instrument or document between Foot Locker and a Participant evidencing an Award.

(e) “Beneficiary” shall mean the individual designated by the Participant, on a form acceptable to the Committee, to receive benefits payable under this Plan in the event of the Participant’s death. If no Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Participant’s estate, or with respect to an applicable Award, the person given authority to exercise such Award by his or her will or by operation of law. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to the Participant’s death. Notwithstanding the foregoing, no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death.

(f) “Board” shall mean the Board of Directors of Foot Locker.

(g) “Cause” shall mean, with respect to a Termination of a Participant other than a Nonemployee Director, (i) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a Participant’s dishonesty, fraud, material insubordination or refusal to perform for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company, or (ii) in the case where there is an employment agreement between the Company and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement. With respect to a Termination of a Nonemployee Director, “cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable New York law.

(h) “Change in Control” shall mean the earliest to occur of the following:

(1) (i) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (other than Foot Locker or its subsidiaries) for shares of Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of Foot Locker’s then issued and outstanding voting securities; (ii) the merger or consolidation of Foot Locker with, or the sale or disposition of all or substantially all of the assets of Foot Locker to, any Person other than (A) a merger or consolidation which would result in the voting securities of Foot Locker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Foot Locker or such surviving or parent entity outstanding immediately after such merger or consolidation; or (B) a merger or capitalization effected to implement a recapitalization of Foot Locker (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (iii) below; (iii) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of Foot Locker representing twenty percent (20%) or more of the total combined voting power of Foot Locker’s then issued and outstanding voting securities by any Person acting in concert as of the date of the Plan; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (iii) to an amount not exceeding forty percent (40%); or (iv) the approval by the shareholders of Foot Locker of any plan or proposal for the complete liquidation or dissolution of Foot Locker or for the sale of all or substantially all of the assets of Foot Locker; or

(2) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (1)) whose election by the Board or nomination for election by Foot Locker’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Committee” shall mean the Compensation and Management Resources Committee of the Board, or a subcommittee thereof, appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be a “non-employee director” as defined in Rule 16b-3, an “outside director” as defined under Section 162(m) of the Code, and an “independent director” as defined under Section 303A.02 of the NYSE Listed Company Manual or such other applicable stock exchange rule. If for any reason the appointed Committee does not meet the requirements of Rule 16b or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. With respect to the application of the Plan to Nonemployee Directors, the Committee shall refer to the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

(k) “Company” shall mean, collectively, Foot Locker and its successors by operation of law and all of its subsidiaries now held or hereafter acquired.

(l) “Deferral Agreement” shall mean an irrevocable agreement entered into between a Nonemployee Director and the Company to authorize the Company to reduce the amount of the Nonemployee Director’s Annual Retainer and credit the amount of such reduction to the Plan consistent with the requirements of Section 409A of the Code. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or the Board, including without limitation:

(1) the dollar amount of the cash component and the stock component of the Annual Retainer to be deferred or the amount to be deferred in whole percentages;

(2) the amount of Deferred Annual Retainer to be credited to the Interest Account and to the Deferred Stock Unit Account;

(3) the form of payment in which the Nonemployee Director’s distribution from his Deferred Stock Unit Account shall be distributed pursuant to Section 11(f); and

(4) any provisions which may be advisable to comply with applicable laws, regulations, rulings, or guidelines of any government authority.

A Deferral Agreement, once made, shall be irrevocable in all respects. A Deferral Agreement may, to the extent permitted by the Board and by applicable law, be made by paper or electronic means.

(m) “Deferral Period” shall mean, with regard to the Nonemployee Director’s Deferred Annual Retainer for each Plan Year in which a Deferral Agreement is in effect, the period commencing upon the effective date of a deferral election and ending on date of the Participant’s Termination.

(n) “Deferred Annual Retainer” shall mean the amount of Annual Retainer deferred by a Nonemployee Director pursuant to Section 11.

(o) “Deferred Stock Unit Account” shall mean an account established and maintained by the Company for each Nonemployee Director who receives Stock Units under the Plan.

(p) “Disability” shall mean a disability which would qualify as such under Foot Locker’s Long Term Disability Plan. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” of a share of Stock shall mean, as of any date, the closing price of a share of such Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if Stock was not traded on the New York Stock Exchange on such date, the “Fair Market Value” of a share of Stock as of such date shall be the closing price of a share of such Stock as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

(s) “Foot Locker” shall mean Foot Locker, Inc., a New York corporation.

(t) “Good Reason” shall mean, with respect to the Termination of a Participant other than a Nonemployee Director, (1) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define good reason (or words of like import), a voluntary termination due to “good reason,” as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (2) in the case where there is an employment agreement between the Company and the Participant, a termination due to “good reason” (or words of like import), as specifically provided in such employment agreement.

(u) “Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(v) “Interest Account” shall mean a hypothetical investment account bearing interest at the rate of one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each Plan Year.

(w) “Key Employee” shall mean a Participant who is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, and as determined in accordance with the rules and procedures specified by the Committee in accordance with the requirements of Section 409A of the Code.

(x) “Nonemployee Director” shall mean a member of the Board who is not an employee of the Company or any subsidiary or affiliate of the Company.

(y) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(z) “Option” shall mean the right, granted pursuant to this Plan, of a holder to purchase shares of Stock under Sections 6 and 7 hereof at a price and upon the terms to be specified by the Committee.

(aa) “Other Stock-Based Award” shall mean an award, granted pursuant to this Plan, that is valued in whole or in part by reference to, or is payable in or otherwise based on Stock.

(bb) “Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein, or a Nonemployee Director.

(cc) “Plan” shall mean the Foot Locker 2007 Stock Incentive Plan.

(dd) “Plan Year” shall mean Foot Locker’s fiscal year, except that for purposes of Section 11 hereof, the Plan Year shall mean the calendar year.

(ee) “Restricted Stock” shall mean any shares of Stock issued to a Participant, without payment to the Company to the extent permitted by applicable law, pursuant to Section 8(a) of the Plan.

(ff) “Restriction Period” shall have the meaning set forth in Section 8(b)(4).

(gg) “Retirement” shall mean: (A) the Termination of a Participant other than a Nonemployee Director, following attainment of (1) Normal Retirement Age or, if earlier, Early Retirement Date, as such terms are defined in the Foot Locker Retirement Plan, if such Participant is a member of such plan or any successor plan thereto or any other tax-qualified, tax-registered or tax-favored retirement plan or scheme sponsored or maintained by any member of the Company, or (2) his or her 65th birthday, if such Participant is not a member of any such plan, or (B) the Termination of a Nonemployee Director pursuant to Foot Locker’s retirement policy for directors or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 72 but after age 65.

(hh) “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(ii) “SAR” shall mean a tandem or freestanding stock appreciation right, granted to a Participant under Section 6(a)(7) or 6(b), as the case may be, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(jj) “Stock” shall mean shares of common stock, par value $.01 per share, of Foot Locker.

(kk) “Stock Option and SAR Program” shall mean the program set forth in Section 6 hereof.

(ll) “Stock Payment Date” shall mean July 1 (or if such date is not a business day, the next succeeding business day) in any calendar year.

(mm) “Stock Unit” shall mean the equivalent of one share of Stock.

(nn) “Ten Percent Shareholder” shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent corporation or subsidiary corporation within the meaning of Code Sections 424(e) or 424(f), respectively.

(oo) “Termination” shall mean: (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the Company and a parent corporation or subsidiary corporation, as defined under Code Sections 424(e) or 424(f), respectively, or (2) when a subsidiary, which is employing a Participant, ceases to be a subsidiary corporation, as defined under Section 424(f) of the Code. Notwithstanding the foregoing, with respect to any Award or amount subject to the requirements of Section 409A of the Code, a Termination will not occur until the Participant has a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, unless otherwise specified in an employment agreement or other agreement, a Termination will not occur until the Participant is no longer an officer, employee and Nonemployee Director.

(pp) “Transfer” or “Transferred” or “Transferable” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

(qq) “Valuation” shall mean valuation of a Deferred Stock Unit based on changes in the Fair Market Value of the Stock, as determined by the Board or the Administrator pursuant to the Plan.

(rr) “Valuation Date” shall mean the day of any Plan Year on which a Nonemployee Director’s Deferral Period ends.

3. Administration.

(a) The Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted and the number of shares of Stock to which an Award may relate; to determine the terms, conditions, restrictions and performance criteria, not inconsistent with the terms of this Plan, relating to any Award (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture or waiver thereof, based on such factors, if any, as the Committee shall determine in its sole discretion); to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside this Plan; to determine whether, to what extent and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in recognition of unusual or non recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to determine whether to require, as a condition of the granting of any Award, a Participant to not sell or otherwise dispose of Stock acquired pursuant to the exercise of an Option or Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Subject to Section 12(f) hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines for persons who are residing in, or subject to taxes of, countries other than the United States to comply with applicable tax and securities laws.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

(b) Designation of Consultants/Liability. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this Section 3(b) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no current or former officer of the Company or current or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each current or former officer and each current or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the current and former officers and current and former members of the Committee and of the Board may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

4. Eligibility.

Awards may be granted to officers, other employees and Nonemployee Directors of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Notwithstanding the foregoing, Incentive Stock Options may not be granted to Nonemployee Directors.

5. Stock Subject to the Plan; Limitation on Grants.

(a) The maximum number of shares of Stock reserved for issuance pursuant to the Plan or with respect to which Awards may be granted shall be six million (6,000,000) shares, subject to adjustment as provided herein, except that the number of such shares reserved for issuance as Restricted Stock and Other Stock-Based Awards shall be one million five hundred thousand (1,500,000) shares, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted by applicable law.

(b) During the term of this Plan, no Participant can receive Options, Restricted Stock, Other Stock-Based Awards and freestanding SARs, relating to shares of Stock which in the aggregate exceed 25 percent of the total number of shares authorized under the Plan, as adjusted pursuant to the terms hereof. Solely with respect to Restricted Stock and Other Stock-Based Awards that are intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of shares of Stock subject to Awards of Restricted Stock or Other Stock-Based Awards which may be granted under the Plan to each Participant shall not exceed one million five hundred thousand (1,500,000) shares (subject to any adjustment as provided herein) during each fiscal year of the Company during the entire term of the Plan.

(c) The maximum number of shares of Stock subject to any Award of Options, Restricted Stock, SARs or Other Stock-Based Awards which may be granted under the Plan during each fiscal year of the Company to each Nonemployee Director shall be fifty thousand (50,000) shares (subject to any adjustment as provided herein).

(d) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of Foot Locker to make or authorize any adjustment, recapitalization, reorganization or other change in Foot Locker’s capital structure or its business, any merger or consolidation of the Company or any part thereof, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Stock, the dissolution or liquidation of the Company or any part thereof, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(e) In the event of any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split, reverse Stock split, reorganization, merger, consolidation, spin- off, combination, repurchase, or share exchange, reclassification of any capital stock, issuance of warrants or options to purchase Stock or securities convertible into Stock, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall in good faith make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(f) Fractional shares of Stock resulting from any adjustment in Options and other Awards pursuant to this Section shall be aggregated until, and eliminated at, the time of exercise by rounding down for fractions less than one half (1/2) and rounding up for fractions equal to or greater than one half (1/2). No cash settlements shall be made with respect to fractional shares of Stock eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or other Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(g) In the event of a merger or consolidation in which Foot Locker is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of Foot Locker’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of Foot Locker’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options and/or any Award, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of his or her Options and Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

6. Stock Option and SAR Program for Participants other than Nonemployee Directors.

No Option or freestanding SAR shall be granted to a Nonemployee Director pursuant to this Section 6. Each Option or freestanding SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable:

(a) Stock Options.

(1) Number of Shares. Each Award Agreement shall state the number of shares of Stock to which the Option relates.

(2) Type of Option. Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of exercise or otherwise), such Option or portion thereof which does not qualify, shall constitute a separate Nonqualified Stock Option.

(3) Option Price. Except as set forth in Section 6(a)(8)(ii) herein relating to Incentive Stock Options granted to a Ten Percent Shareholder, each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 5 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

(4) Method and Time of Payment. The Option price shall be paid in full, at the time of exercise, as follows: (i) in cash or by check, bank draft or money order payable to the order of Foot Locker, (ii) a cashless exercise through a broker (in accordance with a methodology determined by the Committee and consistent with the Sarbanes-Oxley Act of 2002 and any other applicable law), (iii) in shares of Stock by means of a Stock Swap (as described below), or (iv) in a combination of cash and Stock. Options may contain provisions permitting the use of shares of Stock to exercise and settle an Option (“Stock Swaps”). With respect to Stock Swaps, shares of Stock that are used to exercise and settle an Option shall (i) have been held for a period of at least six months by the Participant (or such other period necessary to avoid a charge against the Company’s earnings), provided that such shares are held free and clear of any liens and encumbrances, (ii) be valued at the Fair Market Value on the date of exercise, and (iii) be on such other terms and conditions as may be acceptable to the Committee.

(5) Term and Exercisability of Options. Each Award Agreement shall provide that each Option shall become exercisable in substantially equal annual installments over a three-year period, beginning with the first anniversary of the date of grant of the Option, unless the Committee prescribes an exercise schedule of shorter or longer duration; provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except as set forth in Section 6(a)(8)(ii) herein, the exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(6) Termination. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced thereafter), upon a Participant’s Termination, Options granted to such

Participant prior to such Termination shall remain exercisable following the effective date of such Termination as follows:

(i) Cause. If a Participant’s Termination is for Cause, all Options granted to such Participant shall be cancelled as of the effective date of such Termination.

(ii) Retirement, Termination for Good Reason or Disability. Upon a Participant’s Retirement, Termination for Good Reason or Disability, all Options granted to such Participant that are “deemed exercisable” (as defined in the following sentence) on the effective date of such Participant’s Retirement, Termination for Good Reason or Disability shall remain exercisable for a period of three (3) years following such effective date (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option). Those Options that are “deemed exercisable” on and after the effective date of a Participant’s Retirement, Termination for Good Reason or Disability, as provided above, shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date plus those Options (or portions thereof) that would have become exercisable had such Participant not retired or had his employment not terminated until after the next succeeding anniversary of the date of grant of each such Option.

(iii) Other Terminations of Employment. If a Participant’s Termination by the Company is for any reason other than those described in subsections (i) or (ii) above, his “deemed exercisable” Options, which, for purposes of this subsection, shall mean all Options (or portions thereof) granted to such Participant that are immediately exercisable on the effective date of such Termination shall remain exercisable as follows: (A) if such Participant has ten (10) or more years of service with the Company, such period of service to be determined as of such effective date of termination, for a period of one year from the effective date of such Termination (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option), or (B) if a Participant has less than ten (10) years of service with the Company, for a period of three (3) months from the effective date of such Termination (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option).

(iv) Death.

(A) If a Participant dies during the applicable Option exercise period following the effective date of his Retirement, Disability or other Termination, as described in subsections (ii) or (iii) above, his Beneficiary shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his “deemed exercisable” Options, as described in such applicable subsection.

(B) If a Participant dies while employed by the Company, his Beneficiary shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his “deemed exercisable” Options, which shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date of death plus those Options (or portions thereof) that would have become exercisable had such Participant not died until after the next succeeding anniversary of the date of grant of each such Option.

(7) Tandem Stock Appreciation Rights. The Committee shall have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option. A tandem SAR shall, except as provided in this paragraph (7), be subject to the same terms and conditions as the related Option. Each tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

(i) Time of Grant. A tandem SAR may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however that tandem SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

(ii) Payment. A tandem SAR shall entitle the holder thereof, upon exercise of the tandem SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (iv) below.

(iii) Exercise. A tandem SAR shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be Transferable except to the extent the related Option may be Transferable. A tandem SAR granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Upon the exercise of a tandem SAR, the related Option or part thereof to which such SAR relates, shall be deemed to have been exercised for the purpose of the limitations set forth in Section 5(a) of the Plan on the number of shares of Stock to be issued under the Plan.

(iv) Amount Payable. Upon the exercise of a tandem SAR, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the price of the Option, by (B) the number of shares of Stock as to which such tandem SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any tandem SAR by including such a limit at the time it is granted.

(v) Treatment of Related Options and Tandem SARs Upon Exercise. Upon the exercise of a tandem SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the tandem SAR is exercised and upon the exercise of an Option granted in connection with a tandem SAR, the tandem SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

(vi) Method of Exercise. Tandem SARs shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the tandem SAR is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the tandem SAR and the related Option to the Secretary of Foot Locker, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. For purposes of this paragraph (vi), the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(vii) Form of Payment. Payment of the amount determined under paragraph (iv) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the tandem SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

(viii) Limited SARs. The Committee may, in its sole discretion, grant tandem SARs or freestanding SARs either as general SARs or as limited SARs. Limited SARs may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

(8) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

(i) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds such one hundred thousand dollars ($100,000) limitation, such Options shall be treated as Options which are not Incentive Stock Options and shall be treated as Nonqualified Stock Options.

(ii) Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive

Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

(iii) Exercise Following Termination. If an Eligible Employee does not remain employed by the Company, any parent corporation or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f), respectively) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option.

(iv) Should either (i), (ii) or (iii) above not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of Foot Locker.

(b) Freestanding Stock Appreciation Rights.

The Committee shall have authority to grant a freestanding SAR which is not related to any Option. Freestanding SARs shall be subject to the following terms and conditions:

(1) Number of Shares. Each Award Agreement relating to freestanding SARs shall state the number of shares of Stock to which the freestanding SARs relate.

(2) Exercise Price. Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock (to which the freestanding SARs relate) on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

(3) Term and Exercisability of Freestanding SARs. Each Award Agreement shall provide the exercise schedule for the freestanding SAR as determined by the Committee, provided that the Committee shall have the authority to accelerate the exercisability of any freestanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in paragraph (b)(7) hereof. A freestanding SAR may be exercised, as to any or all full shares of Stock as to which the freestanding SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the freestanding SAR is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(4) Payment. A freestanding SAR shall entitle the holder thereof, upon exercise of the freestanding SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (5) below.

(5) Amount Payable. Upon the exercise of a freestanding SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR, by (ii) the number of shares of Stock as to which such freestanding SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any freestanding SAR by including such a limit at the time it is granted.

(6) Form of Payment. Payment of the amount determined under paragraph (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

(7) Termination. The terms and conditions set forth in Section 6(a)(6) hereof, relating to exercisability of Options in the event of Termination with the Company, shall apply equally with respect to the exercisability of freestanding SARs following Termination.

7. Stock Option Grants to Nonemployee Directors

(a) Number of Shares.

(1) Options shall be granted to Nonemployee Directors at such times, in such amounts and subject to such terms as may be determined by the Board in its sole discretion.

(2) In no event shall any Nonemployee Director receive more than one Option grant under the Plan in any fiscal year.

(b) Type of Option. Each Award Agreement granted to a Nonemployee Director under this Section 7 shall state that the Option constitutes a Nonqualified Stock Option not intended to qualify under Section 422 of the Code and shall have the following terms and conditions:

(1) Option Price. Each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant.

(2) Method and Time of Payment. The Option price shall be paid in full, at the time of exercise, as follows: (i) in cash or by check, bank draft or money order payable to the order of Foot Locker, (ii) a cashless exercise through a broker (in accordance with a methodology determined by the Committee and consistent with the Sarbanes-Oxley Act of 2002 and any other applicable law), (iii) in shares of Stock by means of a Stock Swap, or (iv) in a combination of cash and Stock.

(3) Term and Exercisability of Options. Unless otherwise specified in the applicable Award Agreement, Options granted to Nonemployee Directors shall fully vest one year following the date of grant, provided that the holder of such Option is a Nonemployee Director on such date. Options shall be exercisable until the earlier of ten years from the date of grant or the expiration of the one-year period following the date of Termination as provided in Section 7(b)(4).

(4) Termination. If a Nonemployee Director’s Termination is for Cause, all Options granted to such Nonemployee Director shall be cancelled as of the effective date of such Termination. Upon Termination other than for Cause, all outstanding Options held by such Nonemployee Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date of Termination. If a Nonemployee Director’s Termination is by reason of death, all Options, to the extent exercisable, shall remain exercisable by the Nonemployee Director’s Beneficiary for a period of one year following the Nonemployee Director’s date of death. In no event, however, shall any Option be exercisable beyond ten years from its date of grant.

8. Restricted Stock.

Awards granted pursuant to this Section 8 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.

(a) Restricted Stock. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including without limitation, the Performance Goals set forth in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, which comply with the requirements of Section 162(m) of the Code.

(b) Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if the Award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee in accordance with Section 162(m) of the Code, and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With respect to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The Performance Goals are set forth in Exhibit A hereto.

(c) Awards and Certificates. The prospective Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(1) Purchase Price. Subject to the last sentence of Section 5(a), the purchase price for shares of Restricted Stock may be less than their par value and may be zero, to the extent permitted by applicable law.

(2) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(3) Certificates/Legend. Upon an Award of Restricted Stock, the Committee may, in its sole discretion, decide to either have the Company or other escrow agent appointed by the Committee hold the share certificates representing such shares of Restricted Stock in escrow or issue share certificates to the Participant. Regardless of whether the certificates are held in escrow or are given to Participants, each certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Foot Locker (the “Company”) 2007 Stock Incentive Plan and an Agreement entered into between the registered owner and the Company dated ________________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(4) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by such Award. The Company may determine in its sole discretion, to evidence such shares of Restricted Stock by uncertificated book entry.

(5) Restrictions. During a period set by the Committee commencing with the date of an Award of Restricted Stock (the “Restriction Period”), shares of Restricted Stock may not be sold, assigned, Transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, as set forth in the Award Agreement and such Award Agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. Notwithstanding the foregoing, no vesting limitation shall apply, and the Participant’s interest in such shares shall be fully vested, in the event of a Change in Control which occurs prior to the expiration of the vesting period set forth in the Award Agreement. Within these limits, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award (including, without limitation, any deferral of dividends).

(6) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Participant’s continuous employment with the Company shall terminate for any reason prior to the expiration of the Restriction Period of an Award, or to the extent any goals for the Restriction Period are not met, any shares of Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and Transferred to, and reacquired by, Foot Locker at no cost to Foot Locker.

(7) Ownership. Except to the extent otherwise set forth in the Award Agreement, during the Restriction Period the Participant shall possess all incidents of ownership of such shares, subject to Section 8(c)(5), including the right to receive dividends with respect to such shares and to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee, in its sole discretion, as determined at the time of the Award, may permit or require the payment of dividends to be deferred.

(8) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

9. Other Stock-Based Awards.

(a) Other Awards. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, Awards valued by reference to performance of a subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, SARs or Restricted Stock.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock under such Awards upon the completion of a specified performance goal or period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth on Exhibit A hereto.

(b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

(1) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid on any Other Stock-Based Award for which the value thereof is based solely on the appreciation of the Stock. In the event that the dividend or dividend equivalent constitutes a nonqualified deferred compensation arrangement under Section

409A of the Code, it is intended that such dividend or dividend equivalent arrangement complies with Section 409A of the Code.

(2) Vesting. Any Award under this Section 9 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(3) Waiver of Limitation. In the event of the Participant’s Retirement, Termination for Good Reason, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, to the extent consistent with Section 409A of the Code, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Section 9.

(4) Price. Stock issued on a bonus basis under this Section 9 may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced as determined by the Committee, provided that any Other Stock-Based Award for which the value thereof is based solely on the appreciation of the Stock shall be priced at the Fair Market Value of the Stock on the date of grant.

10. Payment of Nonemployee Director’s Annual Retainer in Stock

(a) Mandatory Portion. For each calendar year commencing with the calendar year beginning January 1, 2007, each Nonemployee Director who is a director of the Company on or before the date of an annual meeting of shareholders in any calendar year shall receive a whole number of shares of Stock equal in value to 50 percent of his or her Annual Retainer payable for services as a director during such calendar year in lieu of payment of such percentage of such director’s Annual Retainer in cash. Such shares shall be issued to each such Nonemployee Director on the Stock Payment Date. Each such share of Stock shall be valued at the Fair Market Value on the last business day preceding the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash.

(b) Elective Portion. For each calendar year commencing with the calendar year beginning January 1, 2007, each person who will be a Nonemployee Director on January 1 of such year may elect to receive, in addition to the mandatory stock portion of his or her Annual Retainer provided under (a) above, a whole number of shares of Stock equal in value (based on the Fair Market Value on the Stock Payment Date) of up to the remaining 50 percent of his or her Annual Retainer in lieu of payment of such percentage in cash so that, if such election is exercised in full, 100 percent of his or her Annual Retainer would be paid in shares of Stock. Such election may be made in incremental amounts of five percent of the total Annual Retainer. Such shares shall be delivered to each Nonemployee Director on the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash. Any such election shall be irrevocable and shall be made in writing no later than December 31 of the year preceding such year. Any such elections made by Nonemployee Directors under any prior plan of the Company for the calendar year beginning January 1, 2007 shall remain in effect under the Plan.

11. Deferral of Nonemployee Director’s Annual Retainer

(a) Deferral Election. During the term of the Plan, a Nonemployee Director may elect to defer all or any specified portion of the cash component of his or her Annual Retainer in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. During the term of the Plan, a Nonemployee Director may also elect to defer all or part of the stock component of his or her Annual Retainer in the form of Deferred Stock Units. A Nonemployee Director’s election to defer his or her Annual Retainer hereunder pursuant to a Deferral Agreement is irrevocable and is valid only for the Plan Year following the election. If no new Deferral Agreement is timely executed and delivered with respect to any subsequent Plan Year, the Annual Retainer earned in such Plan Year shall not be deferred under the Plan. Once a Nonemployee Director designates the allocation of his or her Deferred Annual Retainer, the Nonemployee Director may not change the allocation. Any election made by a Nonemployee Director during 2006 to defer all or any portion of his or her 2007 Annual Retainer made under the Foot Locker 2002 Directors Stock Plan shall be transferred to this Plan and shall be governed by the terms of such deferral agreement.

(b) Timing and Manner of Deferral. Any election to defer all or a portion of the Annual Retainer, as provided in this Section 11, shall be made by the Nonemployee Director in writing on a Deferral Agreement and provided to the Secretary of the Company on or before the December 31 preceding the Plan Year in which the Annual Retainer is earned, and shall apply on a pro rata basis with respect to the entire amount of the Annual Retainer earned for such Plan Year, whenever payable. Any such election made by December 31 shall become effective on the following January 1.

(c) Book Entry of Deferred Fees. The amount of the Annual Retainer that is deferred shall be credited as a book entry to an Account in the name of the Nonemployee Director not later than the date such amount would otherwise be payable to the Nonemployee Director.

(d) Vesting.

(1) Interest Account. A Nonemployee Director’s Interest Account shall be fully vested at all times. Each Interest Account shall be the record of the cash amounts of the Annual Retainer deferred by the Nonemployee Director, together with interest thereon, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

(2) Deferred Stock Units. A Nonemployee Director’s Deferred Stock Unit Account shall be fully vested at all times.

(e) Deferred Stock Units.

(1) Number. The number of Deferred Stock Units to be granted in connection with an election pursuant to Section 11(a) shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value on the scheduled payment date of the amount deferred or, in the case of the stock portion of the Annual Retainer, the Stock Payment Date.

(2) Deferred Stock Unit Account. A Deferred Stock Unit Account shall be established and maintained by the Company for each Nonemployee Director who elects to defer his or her Annual Retainer in the form of Deferred Stock Units under the Plan. As the value of each Deferred Stock Unit changes pursuant to Section 11(e), the Nonemployee Director’s Deferred Stock Unit Account shall be adjusted accordingly. Each Deferred Stock Unit Account shall be the record of the Deferred Stock Units acquired by the Nonemployee Director on each applicable acquisition date, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

(3) Value. Each Deferred Stock Unit shall have an initial value that is equal to the Fair Market Value determined in accordance with Section 11(e)(1). Subsequent to such date of acquisition, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a share of Stock as determined pursuant to a Valuation.

(4) Dividend Equivalents. In the event the Company pays dividends on the Stock, dividend equivalents shall be earned on Deferred Stock Units acquired under the Plan. Such dividend equivalents shall be converted into an equivalent amount of Deferred Stock Units based upon the Valuation of a Deferred Stock Unit on the date the dividend equivalents are converted into Deferred Stock Units. The converted Deferred Stock Units will be fully vested upon conversion.

(5) Amount of Payout. Subject to Section 11(f)(2), the payout of the amount in the Nonemployee Director’s Deferred Stock Unit Account shall be made in a lump sum in Stock. The number of shares of Stock to be so distributed to the Nonemployee Director shall equal the number of Stock Units then in his or her Deferred Stock Unit Account.

(f) Distribution.

(1) Upon the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter), the Nonemployee Director shall receive a cash lump sum distribution equal to any balance of the Deferred Annual Retainer allocated to his or her Interest Account, as calculated on the Valuation Date, plus a distribution in shares of Stock equal to the value of the balance of the Deferred Annual Retainer allocated to his or her Deferred Stock Unit Account, based on the Fair Market Value on the Valuation Date.

(2) In the event the Nonemployee Director elected in his Deferral Agreement to receive the distribution from his or her Deferred Stock Unit Account in the form of three annual installments, payments will commence on the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter). The amount of each installment payment, including the number of shares to be distributed with respect to the Deferred Stock Unit Account, shall be frozen as of the date of distribution of the first installment payment, so that the Nonemployee Director’s balance in his or her Account shall not be subject to increase or decrease.

(g) Death. If a Nonemployee Director dies prior to receiving the total amount of his or her Account, the unpaid portion of his or her Account shall be paid to the Nonemployee Director’s Beneficiary upon the first business day of the month coincident with or next following the Nonemployee Director’s death (or as soon as administratively feasible thereafter). If the Administrator is in doubt as to the right of any person to receive any amount, the Administrator may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrator may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Administrator and the Company therefor.

(h) No Transfer of Deferred Annual Retainer. A Nonemployee Director shall have no right to transfer all or any portion of his or her Deferred Annual Retainer between the Interest Account and the Deferred Stock Unit Account.

(i) Employee Directors. If a Nonemployee Director becomes an employee of the Company, he or she may not make any future deferrals under the Plan and the Nonemployee Director’s Deferral Agreement shall terminate. Amounts already deferred under the Plan shall continue to be deferred until such employee incurs a “separation of service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, if such employee is a Key Employee, payment of amounts deferred hereunder shall be delayed in accordance with the requirements of Section 409A of the Code until the day immediately following the six month anniversary of such employee’s “separation from service.”

(j) Cessation of Future Deferrals. The Board may direct at any time that Nonemployee Directors shall no longer be permitted to make future deferrals of Annual Retainer Fees under the Plan.

(k) Rights of Nonemployee Directors; No Funding Obligation. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, among the Company and any Nonemployee Director or his or her Beneficiary, or any other persons. Funds allocated to a Deferred Stock Unit Account or an Interest Account established by the Company in connection with the Plan shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Nonemployee Director or his or her Beneficiary. If and to the extent that any Nonemployee Director or his or her executor, administrator, or other personal representative or Beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Company may, in its sole discretion, establish a “rabbi trust” to pay amounts payable hereunder. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

12. General Provisions.

(a) Plan Provisions Control. A Participant shall not be entitled to, and the Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

(b) Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(c) Nontransferability. No Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that an Award, other than an Incentive Stock Option or Restricted Stock, that is otherwise not Transferable pursuant to this Section 12(c) is Transferable to a “family member” (as such term is defined in Form S-8 of the Securities Act of 1933) in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

(d) No Right To Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(e) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares, or otherwise upon the grant, vesting, exercise or disposition of shares pursuant to an Option or Award.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant’s election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made.

(f) Amendment and Termination of the Plan. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires shareholder approval under applicable New York law or in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code, or applicable stock exchange requirements shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan. The power to grant Options under the Plan will automatically terminate ten years after the adoption of the Plan by the shareholders, provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the shareholder approval of the Plan unless the Performance Goals set forth on Exhibit

A are reapproved (or other designated performance goals are approved) by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders approve the Performance Goals set forth on Exhibit A. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.

(g) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

(h) Change in Control. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of Foot Locker shall occur, unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, (1) all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant; (2) all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable; and (3) with respect to Other Stock-Based Awards, any performance periods or goals outstanding at the time of a Change in Control shall be deemed to have been attained or any restrictions outstanding at the time of a Change in Control shall lapse.

The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company (or the cancellation and extinguishment thereof pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Stock covered by such Awards, over the aggregate exercise price of such Awards. “ Change in Control Price” shall mean the highest price per share of Stock paid in any transaction related to a Change in Control of the Company.

The Committee may, in its sole discretion, provide for the cancellation of any particular Award or Awards without payment, if the Change in Control Price is less than the Fair Market Value of such Award(s) on the date of grant.

(i) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

(j) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(k) No Fractional Shares. Except with respect to fractional shares resulting from any adjustment in Awards pursuant to Section 5, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.

(l) Legend. The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the

Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(m) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n) Listing and Other Conditions.

(1) As long as the Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

(3) Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(o) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

(p) Effective Date. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Awards shall be null and void.

(q) Death. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(r) Interpretation. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

(s) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(t) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

EXHIBIT A

PERFORMANCE GOALS

1.

Performance goals established for purposes of the grant or vesting of Awards of Restricted Stock and/or Other Stock-Based Awards, each intended to be “performance-based” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

	(a)	the attainment of certain target levels of, or percentage increase in, Consolidated Net Income,
	(b)	the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment;
	(c)	the attainment of certain target levels of, or percentage increase in, pre-tax profit;
	(d)	the attainment of certain target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);
	(e)	the attainment of certain target levels of, or a specified increase in, operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);
(f)

the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(g)

the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

(h)

the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(i)

the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); or

(j)

the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker).

2.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence which the Committee determines should be appropriately excluded or adjusted, including:

(a)

restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

	(b)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or
	(c)	a change in tax law or accounting standards required by generally accepted accounting principles.
3.	Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

4.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may:

	(a)	designate additional business criteria on which the performance goals may be based; or
	(b)	adjust, modify or amend the aforementioned business criteria.

YOUR  VOTE  IS  IMPORTANT
PLEASE  VOTE  YOUR  PROXY

FOOT LOCKER, INC.

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 30, 2007

Gary M. Bahler, Robert W. McHugh, Peter D. Brown, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 30, 2007, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

EMPLOYEE PLANS

IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, THIS PROXY CARD ALSO COVERS THOSE SHARES ALLOCATED TO YOUR PLAN ACCOUNT. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET) YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

FOOT LOCKER, INC.
Address Change	P.O. BOX 11078
NEW YORK, N.Y. 10203-0078

SEE REVERSE SIDE

YOUR VOTE IS IMPORTANT THANK YOU FOR VOTING VOTE BY TELEPHONE OR INTERNET 24 Hours a Day - 7 Days a Week

	Proxy Vote-By-Phone		OR	Proxy Vote-By-Internet
To vote electronically, please use	1-866-697-7116			www.proxypush.com/fl
these directions:
	•	Use any touch-tone telephone.		•	Log on to the Internet and go to the web site listed above.

	•	Have your proxy card ready.		•	Have your proxy card ready.
	•	Follow the simple recorded instructions.		•	Follow the simple instructions that appear on your computer screen.

You may also vote the shares held in your account by telephone or via the Internet. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. IF YOU CHOOSE TO VOTE BY TELEPHONE OR VIA THE INTERNET, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD. Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

If you would like to access future Proxy Statements and Annual Reports electronically, please go to https://www.proxyconsent.com/fl to give your consent. This consent will remain in effect until you notify Foot Locker, Inc. by mail that you wish to resume mail delivery of the Annual Report and Proxy Statement.

1-866-697-7116 CALL TOLL-FREE TO VOTE	YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

☐	‚ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ‚

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3.							FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS.					2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐
NOMINEES FOR 3-YEAR TERMS:	01 James E. Preston, 02 Matthew D. Serra, and 03 Dona D. Young

NOMINEE FOR 1-YEAR TERM:	04 Christopher A. Sinclair				3.	APPROVAL OF 2007 STOCK INCENTIVE PLAN.	☐	☐	☐

FOR all nominees listed above ☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐	EXCEPTIONS*	☐	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).						Change of address. Please mark this box and note changes on reverse side.			☐
						I plan to attend meeting.			☐

*Exceptions

S C A N L I N E

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2007 Annual Meeting of Shareholders of Foot Locker, Inc. and any adjournment or postponement thereof.

Date Share Owner sign here	Co-Owner sign here